Exhibit 10.32
VERSION 4/98
INDUSTRIAL LEASE AGREEMENT
BETWEEN
PINNACLE INDUSTRIAL CENTER LIMITED PARTNERSHIP
AS LANDLORD
AND
TANDY BRANDS ACCESSORIES, INC.
AS TENANT

LEASE INDEX

Section	Subject

1	Basic Lease Provisions	1

2	Demised Premises	2

3	Term	3

4	Base Rent	3

5	Security Deposit	3

6	Operating Expenses and Additional Rent	4

7	Use of Demised Premises	5

8	Insurance	6

9	Utilities	8

10	Maintenance and Repairs	8

11	Tenant’s Personal Property; Indemnity	9

12	Tenant’s Fixtures	9

13	Signs	9

14	Intentionally Deleted	9

15	Governmental Regulations	10

16	Environmental Matters	10

17	Construction of Demised Premises	12

18	Tenant Alterations and Additions	13

19	Services by Landlord	15

20	Fire and Other Casualty	15

21	Condemnation	15

22	Tenant’s Default	16

23	Landlord’s Right of Entry	20

24	Lender’s Rights	21

25	Estoppel Certificate	22

26	Landlord’s Liability	22

27	Notices	22

28	Brokers	23

29	Assignment and Subleasing	23

30	Termination or Expiration	25

-i-

Section	Subject

31	Intentionally Deleted	25

32	Late Payments	25

33	Rules and Regulations	25

34	Quiet Enjoyment	25

35	Miscellaneous	26

36	Special Stipulations	27

37	Lease Date	27

38	Authority	27

39	No Offer Until Executed	27
Exhibit “A” Demised Premises
Exhibit “B” Plans and Specifications
Exhibit “C” Special Stipulations
Exhibit “D” Rules and Regulations
Exhibit “E” Certificate of Authority
Exhibit “F” Subordination, Non-Disturbance and Attornment Agreement

-ii-

INDUSTRIAL LEASE AGREEMENT
THIS LEASE AGREEMENT (the “Lease”) is made as of the “Lease Date” (as defined in Section 37 herein) by and between PINNACLE INDUSTRIAL CENTER LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”), and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”) (the words “Landlord” and “Tenant” to include their respective legal representatives, successors and permitted assigns where the context requires or permits).
W I T N E S S E T H:
1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:
(a) Demised Premises Address: 4421 Davis Blvd.
                                                    Dallas, Texas 75211
(b) Demised Premises Square Footage: approximately 119,804 sq. ft.
(c) Building Square Footage: approximately 330,000 sq. ft.
(d) Annual Base Rent:

Lease Year 1	$421,718

Lease Years 2 - 5	$460,056

Lease Years 6 - 10	$517,560
(e) Monthly Base Rent Installments:

Lease Year 1
Month 1	$-0-
Months 2 - 12	$38,338

Lease Years 2 - 5	$38,338

Lease Years 6 - 10	$43,130
(f) Lease Commencement Date: January 1, 2000
(g) Base Rent Commencement Date: February 1, 2000
(h) Expiration Date: December 31, 2009
(i) Term: 120 months
(j) Tenant’s Operating Expense Percentage: 36.30%

(k) Security Deposit: $38,338
(l) Permitted Use: Storage, distribution, and wholesale sales of accessories, and office uses incidental thereto.
(m) Address for notice:

Landlord:	Pinnacle Industrial Center Limited Partnership
c/o Industrial Developments International, Inc.
3424 Peachtree Road, N.E., Suite 1500
Atlanta, Georgia 30326
Attn: Vice President — Operations

Tenant:	Tandy Brands Accessories, Inc.
690 E. Lamar Blvd.
#200
Arlington, Texas 76011
Attn: David Wagner
(n) Address for rental payments:

Pinnacle Industrial Center Limited Partnership
c/o IDI Services Group, Inc.
3424 Peachtree Road, N.E.
Suite 1500
Atlanta, Georgia 30326

(o) Broker(s):	Vantage Management Company
2911 Turtle Creek, Suite 500
Dallas, Texas 75219
Attention: Mr. Scott Bredehoeft
2. Demised Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire, lease and accept, from Landlord all upon the terms and conditions hereinafter set forth the following premises, referred to as the “Demised Premises”, as outlined on Exhibit A attached hereto and incorporated herein: approximately 119,804 square feet of space, approximately 16,413 square feet of which is office space, having an address as set forth in Section 1(a), located within Building A (the “Building”), which contains a total of approximately 330,000 square feet and is located within Pinnacle Industrial Center (the “Project”), located in Dallas County, Texas.

3. Term. To have and to hold the Demised Premises for a preliminary term (the “Preliminary Term”) commencing on the Lease Date and ending on the Lease Commencement Date as set forth in Section l(f), and a primary term (the “Primary Term”) commencing on the Lease Commencement Date and terminating on the Expiration Date as set forth in Section 1(h), as the Lease Commencement Date and the Expiration Date may be revised pursuant to Section 17 (the Preliminary Term, the Primary Term, and any and all extensions thereof, herein referred to as the “Term”). The term “Lease Year” shall mean each one (1) year period of the Term (or portion thereof if the last Lease Year of the Term is less than one (1) full year) beginning on the Lease Commencement Date, and each anniversary thereof, and ending on the day immediately prior to the next succeeding anniversary of the Lease Commencement Date.
4. Base Rent. Tenant shall pay to Landlord at the address set forth in Section 1(n), as base rent for the Demised Premises, commencing on the Base Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d) payable in equal monthly installments as set forth in Section 1(e) (the “Base Rent”), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term. If the Base Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned pro rata on a per diem basis (i) for the period between the Base Rent Commencement Date and the first day of the following calendar month (which pro rata payment shall be due and payable on the Base Rent Commencement Date), and (ii) for the last partial month of the Term, if applicable. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.
5. Security Deposit. Upon Tenant’s execution of this Lease, Tenant will pay to Landlord the sum set forth in Section 1(k) (the “Security Deposit”) as security for the full and faithful performance by Tenant of each and every term, covenant and condition of this Lease. The acceptance by Landlord of the Security Deposit paid by Tenant shall not render this Lease effective unless and until Landlord shall have executed and delivered to Tenant a fully executed copy of this Lease. The Security Deposit may be commingled with Landlord’s other funds or held by Landlord in a separate interest bearing account, with interest paid to Landlord, as Landlord may elect. In the event that Tenant is in default under this Lease, Landlord may retain the Security Deposit for the payment of any sum due Landlord or which Landlord may expend or be required to expend by reason of Tenant’s default or failure to perform; provided, however, that any such retention by Landlord shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise. In the event all or any portion of the Security Deposit is so retained by Landlord, Tenant shall, within five (5) days of demand therefor from Landlord, replenish the Security Deposit to the full amount set forth in Section 1(k). In the event that Tenant shall comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the later of (a) the Expiration Date or (b) the date that Tenant delivers possession of the Demised Premises to Landlord. In the event of a sale of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, and upon acceptance by such purchaser, Landlord shall be released from all liability for the return of the Security Deposit. Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.

6. Operating Expenses and Additional Rent.
(a) Tenant agrees to pay as Additional Rent (as defined in Section 6(b) below) its proportionate share of Operating Expenses (as hereinafter defined). “Operating Expenses” shall be defined as all reasonable expenses for operation, repair, replacement and maintenance as necessary to keep the Building and the common areas, driveways, and parking areas associated therewith (collectively, the “Building Common Area”) in good order, condition and repair, including but not limited to, utilities for the Building Common Area, expenses associated with the driveways and parking areas (including sealing and restriping, and snow, trash and ice removal), security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Building pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees, all real property taxes and special assessments imposed upon the Building, the Building Common Area and the land on which the Building and the Building Common Area are constructed, all costs of insurance paid by Landlord with respect to the Building and the Building Common Area, and costs of improvements to the Building and the Building Common Area required by any law, ordinance or regulation applicable to the Building and the Building Common Area generally (and not because of the particular use of the Building or the Building Common Area by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord. Operating Expenses shall not include expenses for the costs of any maintenance and repair required to be performed by Landlord at its own expense under Section (10)(b). Further, Operating Expenses shall not include the costs for capital improvements unless such costs are incurred for the purpose of causing a material decrease in the Operating Expenses of the Building or the Building Common Area or are made with respect to improvements made to comply with laws, ordinances or regulations as described above. The proportionate share of Operating Expenses to be paid by Tenant shall be a percentage of the Operating Expenses based upon the proportion that the square footage of the Demised Premises bears to the total square footage of the Building (such figure referred to as “Tenant’s Operating Expense Percentage” and set forth in Section 1(j)). Prior to or promptly after the beginning of each calendar year during the Term, Landlord shall estimate the total amount of Operating Expenses to be paid by Tenant during each such calendar year and Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installment of Operating Expenses owed by Tenant or remit within thirty (30) days such overpayment to Tenant if the Term has expired or has been terminated and no Event of Default exists hereunder. The obligations in the immediately preceding sentence shall survive the expiration or any earlier termination of this Lease. If the Lease Commencement Date shall fall on other than the first day of the calendar year, and/or if the Expiration Date shall fall on other than the last day of the calendar year, Tenant’s proportionate share of the Operating Expenses for such calendar year shall be apportioned prorata.
(b) Any amounts required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent. Tenant’s obligations for payment of Additional Rent shall begin to accrue on the Lease Commencement Date regardless of the Base Rent Commencement Date.
(c) If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease. Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.
7. Use of Demised Premises.
(a) The Demised Premises shall be used for the Permitted Use set forth in Section 1(l) and for no other purpose without Landlord’s prior written consent, which consent may be withheld in Landlord’s reasonable discretion.
(b) Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.
(c) The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of the Building or an adjoining building, its customers, agents, or invitees. Upon notice by Landlord to tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

(d) Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Demised Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord’s agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.
(e) In the event insurance premiums pertaining to the Demised Premises, the Building, or the Building Common Area, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.
8. Insurance.
(a) Tenant covenants and agrees that from and after the Lease Commencement Date or any earlier date upon which Tenant enters or occupies the Demised Premises or any portion thereof, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the form hereinafter provided for:
(i) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant’s use thereof against claims for bodily injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limits amounts not less than $3,000,000.00 and to have general aggregate limits of not less than $5,000,000.00 for each policy year. The insurance coverage required under this Section 8(a)(i) shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11 and, if necessary, the policy shall contain a contractual endorsement to that effect.
(ii) Insurance covering (A) all of the items included in the leasehold improvements constructed in the Demised Premises by or at the expense of Landlord (collectively, the “Improvements”), including but not limited to demising walls and the heating, ventilating and air conditioning system and (B) Tenant’s trade fixtures, merchandise and personal property from time to time in, on or upon the Demised Premises, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of “all-risks” fire and casualty insurance policy, together with insurance against sprinkler damage, vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Improvements shall be used solely for the repair, construction and restoration or replacement of the Improvements damaged or destroyed unless this Lease shall cease and terminate under the provisions of Section 20.
(b) All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than “A,” and financial size of not less than Class XII, in the most current available “Best’s Insurance Reports”, and licensed to do business in the state in which the Building is located. Each and every such policy:
(i) shall name Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured. In addition, the coverage described in Section 8(a)(ii)(A) relating to the Improvements shall also name Landlord as “loss payee”;
(ii) shall be delivered to Landlord, in the form of an insurance certificate acceptable to Landlord as evidence of such policy, prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;
(iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least fifteen (15) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and
(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.
(c) In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.
(d) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, arising from any risk covered by all risks fire and extended coverage insurance of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder. The parties hereto shall cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

(e) See Special Stipulations 4, 8, and 9 on Exhibit C hereto.
9. Utilities. During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises and all other costs and expenses involved in the care, management and use thereof. To the extent reasonably possible, such utilities shall be separately metered and billed to Tenant. Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord’s actual cost. In the event Tenant’s use of any utility not metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant’s expense, and bill Tenant for Tenant’s actual use. If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and in such event, the amount of such payment, together with interest thereon at the Interest Rate as defined in Section 32 from the date of such payment by Landlord, will be added to Tenant’s next due payment as Additional Rent.
10. Maintenance and Repairs.
(a) Tenant shall, at its own cost and expense, maintain in good condition and repair the interior of the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, floors (including floor slabs), ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises, except as to such maintenance and repair as is the obligation of Landlord pursuant to Section 10(b). During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity reasonably acceptable to Landlord. Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Lease Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract. Tenant’s obligation shall exclude any maintenance and repair required because of the act or negligence of Landlord, its employees, contractors or agents, which shall be the responsibility of Landlord.
(b) Landlord shall, at its own cost and expense, maintain in good condition and repair the roof, foundation (beneath the floor slab) and structural frame of the Building. Landlord’s obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or Tenant’s agents, contractors, employees and invitees (collectively, “Tenant’s Affiliates”), the cost of which shall be the responsibility of Tenant.

(c) Unless the same is caused solely by the negligent action or inaction of Landlord, its employees or agents, and is not covered by the insurance required to be carried by Tenant pursuant to the terms of this Lease, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.
11. Tenant’s Personal Property; Indemnity. All of Tenant’s personal property in the Demised Premises shall be and remain at Tenant’s sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, other than Landlord. Landlord, its agents, employees and contractors, shall not be liable for any injury to the person or property of Tenant or other persons in or about the Demised Premises, Tenant expressly agreeing to indemnify and save Landlord, its agents, employees and contractors, harmless, in all such cases, except to the extent caused by the negligence or misconduct of Landlord, its agents, employees and contractors. Tenant further agrees to indemnify and reimburse Landlord for any costs or expenses, including, without limitation, reasonable attorneys’ fees, that Landlord reasonably may incur in investigating, handling or litigating any such claim against Landlord by a third person, unless such claim arose from the negligence or misconduct of Landlord, its agents, employees or contractors. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.
12. Tenant’s Fixtures. Tenant shall have the right to install in the Demised Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, to remove any or all such trade fixtures from time to time during and upon termination or expiration of this Lease, provided no Event of Default, as defined in Section 22, then exists; provided, however, that Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation, normal wear and tear excepted) caused by the installation and/or removal of any such trade fixtures.
13. Signs. No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, and which conform to all applicable laws, ordinances, or covenants affecting the Demised Premises. Any and all signs installed or constructed by or on behalf of Tenant pursuant hereto shall be installed, maintained and removed by Tenant at Tenant’s sole cost and expense.
14. Intentionally Deleted.

15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant’s sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, “Governmental Requirements”) relating to (a) all or any part of the Demised Premises, and (b) to the use or manner of use of the Demised Premises and the Building Common Area. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Demised Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or modification of the Demised Premises (a “Code Modification”) which is made necessary as a result of the specific use being made by Tenant of the Demised Premises, then such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; any such Code Modification shall be promptly performed by Tenant at its expense in accordance with the applicable Governmental Requirement and with Section 18 hereof. If as a result of one or more Governmental Requirements it is necessary from time to time during the Term to perform a Code Modification which (i) would be characterized as a capital expenditure under generally accepted accounting principles and (ii) is not made necessary as a result of the specific use being made by Tenant of the Demised Premises (as distinguished from an alteration or modification which would be required to be made by the owner of any warehouse-office building comparable to the Building irrespective of the use thereof by any particular occupant), then (a) Landlord shall have the obligation to perform the Code Modification at its expense, (b) the cost of such Code Modification shall be amortized on a straight-line basis over the useful life of the item in question, as reasonably determined by Landlord, and (c) Tenant shall be obligated to pay (as Additional Rent, payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder) for the portion of such amortized costs attributable to the remainder of the Term, including any extensions thereof. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.
16. Environmental Matters.
(a) For purposes of this Lease:
(i) “Contamination” as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, the Building Common Area or the Project so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).
(ii) “Environmental Laws” as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time.
(iii) “Hazardous Substances” as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (“CERCLA”) and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. [“RCRA”]) and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b) Landlord represents that, except as revealed to Tenant in writing by Landlord, to Landlord’s actual knowledge, Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Demised Premises, nor, to Landlord’s actual knowledge, has any predecessor owner of the Demised Premises.
(c) Tenant covenants that all its activities, and the activities of Tenant’s Affiliates (as defined in Section 10(b)), on the Demised Premises, the Building, or the Project during the Term will be conducted in compliance with Environmental Laws. Tenant warrants that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant’s sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant warrants that it has obtained all such permits, licenses or approvals and made all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant’s operation of its business on the Demised Premises.
(d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Demised Premises, the Building, or the Project without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Demised Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant’s office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises. For purposes of this Section 16, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Demised Premises could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.
(e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or Tenant’s Affiliates into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Project in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(f) Regardless of any Consents granted by Landlord pursuant to Section 16(d) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever cause or permit (i) any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder, (ii) the discharge of Hazardous Substances into the storm sewer system serving the Project or (iii) the installation of any underground storage tank or underground piping on or under the Demised Premises.
(g) Tenant shall and hereby does indemnify Landlord and hold Landlord harmless from and against any and all expense, loss, and liability suffered by Landlord (except to the extent that such expenses, losses, and liabilities arise out of Landlord’s own negligence or willful act), by reason of the storage, generation, release, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) by Tenant or Tenant’s Affiliates or by reason of Tenant’s breach of any of the provisions of this Section 16. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises, the Building, or the Project; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the expiration or earlier termination of this Lease.
17. Construction of Demised Premises.
(a) Landlord and Tenant have agreed on a set of plans and specifications and/or construction drawings (collectively, the “Plans and Specifications”) as set forth on Exhibit B attached hereto and incorporated herein, covering all work to be performed by Landlord in constructing the Improvements (as defined in Section 8(a)(ii)). Any changes to the Plans and Specifications, and the related costs of construction, requested by Tenant or to comply with any law, rule, or ordinance as a result of Tenant’s particular use of the Demised Premises (collectively, “Tenant Changes”) shall be at Tenant’s sole cost and expense and subject to Landlord’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant agrees to pay the bill for such changes and costs in full to Landlord within ten (10) calendar days following receipt of such bill. If completion of construction of the Improvements is delayed beyond the Lease Commencement Date as a result of Tenant Changes, the Term and Tenant’s obligation to pay Base Rent hereunder shall nevertheless begin on the Lease Commencement Date.

(b) Landlord shall use reasonable speed and diligence to substantially complete the Improvements, at Landlord’s sole cost and expense except for Tenant Changes (as described in subparagraph (a) above), and have the Demised Premises ready for occupancy on or before the Lease Commencement Date set forth in Section 1(f). If the Demised Premises are not substantially complete on that date, such failure to complete shall not in any way affect the obligation of Tenant hereunder except that the Lease Commencement Date, the Base Rent Commencement Date, and the Expiration Date shall be postponed one day for each day substantial completion is delayed until the Demised Premises are substantially complete, unless the delay is caused by Tenant Changes. No liability whatsoever shall arise or accrue against Landlord by reason of its failure to deliver or afford possession of the Demised Premises, and Tenant hereby releases and discharges Landlord from and of any claims for damage, loss, or injury of every kind whatsoever as if this Lease were never executed. See Special Stipulation 5 on Exhibit C hereto.
(c) Upon substantial completion of the Demised Premises, a representative of Landlord and a representative of Tenant together shall inspect the Demised Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements (the “Punchlist”). Landlord shall, within a reasonable time after the Punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as is set forth on the Punchlist. All construction work performed by Landlord shall be deemed approved by Tenant in all respects except for items of said work which are not completed or do not conform to the Plans and Specifications and which are included on the Punchlist.
(d) Upon substantial completion of the Demised Premises and the creation of the Punchlist, Tenant shall execute and deliver to Landlord a letter of acceptance in which Tenant (i) accepts the Demised Premises subject only to Landlord’s completion of the items listed on the Punchlist and (ii) confirms that the Lease Commencement Date, the Base Rent Commencement Date and the Expiration Date remain as set forth in Section 1, or if revised pursuant to the terms hereof, setting forth such dates as so revised.
(e) Landlord hereby warrants to Tenant that the materials and equipment furnished by Landlord’s contractors in the completion of the Improvements will be of good quality and new, that during the one (1) year period following the Lease Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications. This warranty shall exclude damages or defects caused by Tenant or Tenant’s Affiliates, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage.
18. Tenant Alterations and Additions.
(a) Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a “Tenant’s Change”), without first obtaining on each occasion Landlord’s prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender’s prior written consent (if such consent is required). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord’s approval or disapproval, which approval shall not be unreasonably withheld. All Tenant’s Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant’s Changes. If Landlord at the time of giving its approval to any Tenant’s Change notifies Tenant in writing that approval is conditioned upon restoration, then Tenant shall, at its sole cost and expense and upon the termination or expiration of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant’s Change. No Tenant’s Change shall be structural in nature or impair the structural strength of the Building or reduce its value. Tenant shall pay the full cost of any Tenant’s Change promptly upon receipt of invoice. Except as otherwise provided herein and in Section 12, all Tenant’s Changes and all repairs and all other property attached to or installed on the Demised Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Demised Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.
(b) To the extent permitted by law, all of Tenant’s contracts and subcontracts for such Tenant’s Changes shall provide that no lien shall attach to or be claimed against the Demised Premises or any interest therein other than Tenant’s leasehold interest in the Demised Premises, and that all subcontracts let thereunder shall contain the same provision. Whether or not Tenant furnishes the foregoing, Tenant agrees to hold Landlord harmless against all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Tenant shall not permit the Demised Premises to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Demised Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Demised Premises, Tenant shall promptly discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen days after demand, either evidence that Tenant has bonded such lien or such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord’s interest in the Demised Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. If Tenant fails to post such security or does not diligently contest such lien, Landlord may, without investigation of the validity of the lien claim, discharge such lien and Tenant shall reimburse Landlord upon demand for all costs and expenses incurred in connection therewith, which expenses shall include any reasonable attorneys’ fees, paralegals’ fees and any and all costs associated therewith, including litigation through all trial and appellate levels and any costs in posting bond to effect a discharge or release of the lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the Demised Premises to liability under any lien law now or hereafter existing of the state in which the Demised Premises are located.

19. Services by Landlord. Landlord shall be responsible for providing for maintenance of the Building Common Area, and, except as required by Section 10(b) hereof, Landlord shall be responsible for no other services whatsoever. Tenant, by payment of Tenant’s share of the Operating Expenses, shall pay Tenant’s pro rata share of the expenses incurred by Landlord hereunder.
20. Fire and Other Casualty. In the event the Demised Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Demised Premises at Landlord’s expense, including the Improvements to be insured by Tenant but only to the extent Landlord receives insurance proceeds therefor, including the proceeds from the insurance required to be carried by Tenant on the Improvements. Notwithstanding the foregoing, in the event that the Demised Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days after the date of such damage; or (ii) destroyed by a casualty which is not covered by Landlord’s insurance, or if such casualty is covered by Landlord’s insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available to Landlord in an amount sufficient for restoration of the Demised Premises, then Landlord shall give written notice to Tenant of such determination (the “Determination Notice”) within forty-five (45) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days after Tenant’s receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate. If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Demised Premises to substantially the condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant’s use and occupancy of the Demised Premises (if Tenant is still occupying the Demised Premises). Base Rent and Additional Rent shall proportionately abate during the time that the Demised Premises or any part thereof are unusable by reason of any such damage thereto.
21. Condemnation.
(a) If all of the Demised Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Demised Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Tenant, this Lease shall terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises. In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

(b) If only part of the Demised Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, proceed promptly and work diligently to restore the Demised Premises (including the Improvements) to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Base Rent and Additional Rent based on the actual loss of use of the Demised Premises suffered by Tenant from the taking.
(c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant’s moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord’s award.
22. Tenant’s Default.
(a) The occurrence of any one or more of the following events shall constitute an “Event of Default” of Tenant under this Lease:
(i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after Landlord gives written notice to Tenant of such failure;
(ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;
(iii) if Tenant fails to take possession of the Demised Premises on the Lease Commencement Date or promptly thereafter;
(iv) if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;
(v) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;
(vi) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vii) if Tenant or any guarantor of this Lease becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;
(viii) if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within sixty (60) days following the date of such appointment; or
(ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time.
(b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in this Section 22):
(i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or
(ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the “Remaining Term”), over (B) the aggregate reasonable rental value of the Demised Premises for the Remaining Term (which excess, if any shall be discounted to present value at the “Treasury Yield” as defined below for the Remaining Term); plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorney’s fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises. The amount as calculated above shall be deemed immediately due and payable. The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. “Treasury Yield” shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled “Federal Reserve Statistical Release”) for the calendar week immediately preceding the calendar week in which the termination occurs. If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred. If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified. If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord’s reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or
(iii) Without terminating this Lease, declare immediately due and payable the sum of the following: (1) the present value (calculated using the “Treasury Yield”) of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Demised Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Demised Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Demised Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys’ fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Demised Premises; or
(iv) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Demised Premises or any part thereof. Any property remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord’s negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or
(v) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Demised Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Demised Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or
(vi) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as an Event of Default exists under this Lease; or

(vii) With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; or
(viii) Pursue such other remedies as are available at law or equity.
(c) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.
(d) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.
(e) No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord. No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord’s acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.
(f) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.
23. Landlord’s Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises and Tenant’s compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant twenty-four (24) hours reasonable prior notice of Landlord’s intended entry upon the Demised Premises. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant’s default in failing to perform it. Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant’s operations in the Demised Premises in making such repairs or performing such work. Landlord also shall have the right to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser or mortgagee and at all reasonable times during the last twelve (12) months of the Term to exhibit the Demised Premises to any prospective tenant thereof.
24. Lender’s Rights.
(a) For purposes of this Lease:
(i) “Lender” as used herein means the current holder of a Mortgage;
(ii) “Mortgage” as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord’s title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.
(b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.
(c) Tenant shall, in confirmation of the subordination set forth in Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any reasonable time or times, execute, acknowledge, and deliver to Landlord or to Lender any and all reasonable instruments requested by either of them to evidence such subordination.
(d) At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any reasonable time or times, execute, acknowledge, and deliver to Lender, any and all reasonable instruments that may be necessary to make this Lease superior to the lien of any Mortgage.
(e) If Lender (or Lender’s nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant’s landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor,

(ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease unless such successor received notice of such default, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease unless such successor received notice of such default. Upon such attomment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.
(f) In the event there is a Mortgage at any time during the Term, Landlord shall use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 24.
25. Estoppel Certificate. Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to the best of its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) (if such be the case) Tenant has unconditionally accepted the Demised Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Demised Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Demised Premises, or the landlord under a ground lease affecting the Demised Premises.
26. Landlord Liability. No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises. Neither Landlord nor any officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. In the event Landlord is in breach or default with respect to Landlord’s obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of Tenant’s remedies. It is expressly understood and agreed that Landlord’s liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord’s equity interest in the Building.
27. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by registered or certified mail, return receipt requested, or (iii) delivered by a recognized overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing.

28. Brokers. Tenant represents and warrants to Landlord that, except for those parties set forth in Section 1(o) (the “Brokers”), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Demised Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease. Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly. Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. Landlord hereby indemnifies Tenant against and from any claims for any brokerage commissions by the Brokers and all costs, expenses and liabilities in connection with any other broker, finder or other third party claiming a right based on Landlord’s agreement with such party to a commission or fee related to the execution of this Lease, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of this Lease for any reason.
29. Assignment and Subleasing.
(a) Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent Landlord shall not unreasonably withhold. Any change in control of Tenant resulting from a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord’s prior written consent. For purposes of this Section 29, by way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent if Landlord determines (i) that the prospective assignee or subtenant is not of a financial strength similar to Tenant as of the Lease Date, (ii) that the prospective assignee or subtenant has a poor business reputation, (iii) that the proposed use of the Demised Premises by such prospective assignee or subtenant (including, without limitation, a use involving the use or handling of Hazardous Substances) will negatively affect the value or marketability of the Building or the Project or (iv) that the prospective assignee or subtenant is a current tenant in the Project or is a bona-fide third-party prospective tenant. See Special Stipulation 7 on Exhibit C hereto.
(b) If Tenant desires to assign this Lease or sublet the Demised Premises or any part thereof, Tenant shall give Landlord written notice no later than thirty (30) days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space within the Demised Premises proposed to be subleased, (iii) the proposed effective date and duration of the assignment or subletting and (iv) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee. Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease. Landlord shall have a period of thirty (30) days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects: (i) to terminate this Lease as to the space so affected as of the proposed effective date set forth in Tenant’s notice, in which event Tenant shall be relieved of all further obligations hereunder as to such space, except for obligations under Sections 11 and 28 and all other provisions of this Lease which expressly survive the termination hereof; or (ii) to permit Tenant to assign or sublet such space; provided, however, that, if the rent rate agreed upon between Tenant and its proposed subtenant is greater than the rent rate that Tenant must pay Landlord hereunder for that portion of the Demised Premises, or if any consideration shall be promised to or received by Tenant in connection with such proposed assignment or sublease (in addition to rent), then one half (1/2) of such excess rent and other consideration (after payment of brokerage commissions, attorneys’ fees and other disbursements reasonably incurred by Tenant for such assignment and subletting if acceptable evidence of such disbursements is delivered to Landlord) shall be considered Additional Rent owed by Tenant to Landlord, and shall be paid by Tenant to Landlord, in the case of excess rent, in the same manner that Tenant pays Base Rent and, in the case of any other consideration, within ten (10) business days after receipt thereof by Tenant; or (iii) to refuse, in Landlord’s reasonable discretion (taking into account all relevant factors including, without limitation, the factors set forth in the Section 29(a) above), to consent to Tenant’s assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises. If Landlord should fail to notify Tenant in writing of such election within the aforesaid thirty (30) day period, Landlord shall be deemed to have elected option (iii) above. Upon request by Tenant, Landlord shall provide Tenant in writing with its reason for such refusal. Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting, and such payments shall not be deducted from the Additional Rent owed to Landlord pursuant to subsection (ii) above. Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant’s part to be performed.
(c) No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer. Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder. No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

30. Termination or Expiration.
(a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord’s right to collect rent for the period prior to termination thereof.
(b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Demised Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear, condemnation and casualty other than that required to be insured against by Tenant hereunder.
(c) If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord’s acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at the greater of (i) one hundred fifty percent (150%) of the then current fair market base rental value of the Demised Premises or (ii) one hundred fifty percent (150%) of the Base Rent in effect at the end of the Term. Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law. In addition to the foregoing, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant’s right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant’s right of possession.
31. Intentionally Deleted.
32. Late Payments. In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid (i) within five (5) days after Tenant’s receipt of written notice of such failure to pay on the first occasion during any twelve (12) month period, or (ii) as and when due with respect to any subsequent late payments in any twelve (12) month period, Tenant shall pay an administrative fee equal to three percent (3%) of such past due amount, plus interest on the amount past due at the lesser of (i) the maximum interest rate allowed by law or (ii) a rate of fifteen percent (15%) per annum (the “Interest Rate”) to defray the additional expenses incurred by Landlord in processing such payment.
33. Rules and Regulations. Tenant agrees to abide by the rules and regulations set forth on Exhibit D attached hereto, as well as other rules and regulations reasonably promulgated by Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building.
34. Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Demised Premises for the Term.

35. Miscellaneous.
(a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent, Additional Rent and all other sums payable by Tenant hereinabove provided as net income from the Demised Premises, without any abatement (except as set forth in Section 20 and Section 21), reduction, set-off, counterclaim, defense or deduction whatsoever.
(b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
(c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.
(d) TIME IS OF THE ESSENCE OF THIS LEASE.
(e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s or Tenant’s rights to demand exact compliance with the terms hereof.
(f) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.
(g) This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.
(h) Under no circumstances shall Tenant have the right to record this Lease or a memorandum thereof.
(i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.
(j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.
(k) This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

(l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.
36. Special Stipulations. The Special Stipulations, if any, attached hereto as Exhibit C, are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Special Stipulations, the Special Stipulations shall govern and control.
37. Lease Date. For purposes of this Lease, the term “Lease Date” shall mean the later date upon which this Lease is signed by Landlord and Tenant.
38. Authority. If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit E. Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms. Landlord is authorized by all required partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Landlord are authorized to bind Landlord to its terms.
39. No Offer Until Executed. The submission of this Lease to Tenant for examination or consideration does not constitute an offer to lease the Demised Premises and this Lease shall become effective, if at all, only upon the execution and delivery thereof by Landlord and Tenant.
[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

LANDLORD:
Date: 9-24-99	PINNACLE INDUSTRIAL CENTER LIMITED PARTNERSHIP, a Texas limited partnership
	By:	ID International (Texas), Inc.,
a Georgia corporation, General Partner

By:	/s/ Timothy J. Gunter
	Name:	Timothy J. Gunter
	Title:	Secretary

(CORPORATE SEAL)

By:	CG Pinnacle, L.L.C., a Delaware limited
liability company, General Partner

By:	Connecticut General Life Insurance
Company, a Connecticut corporation,
its Member

By:	CIGNA Investments, Inc.,
authorized signatory

By:	/s/ Stephen J. Olstein
	Name:	Stephen J. Olstein
	Title:	Managing Director

(CORPORATE SEAL)

Date: 9/15/99	TENANT: TANDY BRANDS ACCESSORIES, INC., a Delaware corporation
	By:	/s/ Stan Ninemire
Stan Ninemire
Senior Vice President

(CORPORATE SEAL)

ATTESTATION
Landlord:
STATE OF GEORGIA
COUNTY OF FULTON
BEFORE ME, a Notary Public in and for said County, personally appeared Timothy J. Gunter and                                         , known to me to be the person(s) who, as Secretary and                                         , respectively, of ID International (Texas), Inc., the corporation which executed the foregoing instrument in its capacity as general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation, in its capacity as general partner of Landlord, that the same is their free act and deed and they were duly authorized thereunto by the corporation and the partnership.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 24th day of September, 1999.

/s/ Charlotte Robinson
Notary Public

My Commission Expires: 10-06-01

STATE OF CONNECTICUT
COUNTY OF HARTFORD
BEFORE ME, a Notary Public in and for said County, personally appeared Stephen J. Olstein and                                         , known to me to be the person(s) who, as Managing Director and                                         , respectively, of CIGNA Investments, Inc., as the authorized signatory of Connecticut General Life Insurance Company, in turn as the Member of CG Pinnacle, L.L.C., the limited liability company which executed the foregoing instrument in its capacity as general partner of Landlord, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said entity, in such capacity, that the same is their free act and deed and they were duly authorized thereunto by the entity and the partnership.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 28th day of September, 1999.

/s/ Barbara T. Dressler
Notary Public

My Commission Expires: September 30, 2002

Tenant:
STATE OF TEXAS
COUNTY OF TARRANT
BEFORE ME, a Notary Public in and for said County, personally appeared Stan Ninemire and                                         , known to me to be the person(s) who, as Senior Vice President and                                         , respectively, of Tandy Brands Accessories, Inc., the corporation which executed the foregoing instrument in its capacity as Tenant, signed the same, and acknowledged to me that they did so sign said instrument in the name and upon behalf of said corporation as officers of said corporation, that the same is their free act and deed as such officers, respectively, and they were duly authorized thereunto by its board of directors; and that the seal affixed to said instrument is the corporate seal of said corporation.
IN TESTIMONY WHEREOF, I have hereunto subscribed my name, and affixed my official seal, this 15th day of September, 1999.

/s/ Janice Gooch
Notary Public

My Commission Expires: 6-18-2001

EXHIBIT “A”
DEMISED PREMISES

Rev. 8/25/99
EXHIBIT “B”
PLANS AND SPECIFICATIONS
INTERIOR FINISH STANDARD SPECIFICATIONS
INDUSTRIAL DEVELOPMENTS INTERNATIONAL, INC.
1.	CARPENTRY & MILLWORK

A.	One 3’-0” Lavatory Counter — Top with Back-Splash in each bathroom.

B.	One 6’-0” Plastic Laminate Base & Upper Cabinets with Laminate Tops in kitchen/break room.

2.	DOORS
A.	Glass entrance door is existing. If relocation is required, there would be an additional charge.

B.	Interior doors — 1/30 lf of interior partitions.
1.	3’-0” x 7’-0” KD hollow metal frame. (Redi or Timely)

2.	3’-0” x 7’-0” Solid Core, Flush, Stain Grade Birch Door.

3.	1-1/2 Pair Plain Bearing Butts, US-3 Finish.

4.	Lever action privacy or passage latch, Series A, “Levon” style by Schlage or equal.

5.	Floor or wall mounted door stop.
C.	Labeled Doors — 1/40 lf of Warehouse/Office Separation Wall.
1.	3’-0” x 7’-0”, Solid Core Door and Frame.

2.	1-1/2 Pair Plain Bearing Butts, US-3 Finish.

3.	Lever Action Lockset, Series D, “Olympiad” style by Schlage or equal.

4.	Surface Mounted Closer.
3.	PARTITIONS

A.	Demising Walls — One per tenant space.
1.	Partition extended to deck above and constructed of 6”, 20 ga. Studs at 24” o.c. with 5/8” Fire Code Gypsum Board, both sides. Fire tape to deck.
B.	Office/Warehouse Separation Wall — One per tenant space.
1.	Drywall Partition 10’ high and constructed of 3 5/8”, 25 ga. studs at 24’ O.C. with 5/8” Fire Code Gypsum Board both sides and 3 1/2” thick insulation.

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C.	Interior Partitions
1.	9’-6” Interior Partitions to extend 6” above ceiling, construction to be of 3-5/8”, 25 ga. Studs at 24” o.c. with 5/8” Gypsum Board on both sides.
4.	ACOUSTICAL CEILINGS - All finished office area

A.	2’-0” x 4’-0” Standard Grid System with 5/8” non-directional fissured tile, mineral board ceiling panels. Ceiling grid system to be non-continuous installed in individual office/work areas.
5.	FLOORING

A.	Vinyl Composition Tile is to be installed in kitchen/break room and all restrooms. Tile to be 1/8” Armstrong “Excelon” line or equal.

B.	All other finished office areas are to be carpeted. An allowance of $12.00/sy to purchase and install carpeting is included.

C.	A 4” Rubber Cove Base is to be installed in all finished office areas.

D.	Warehouse floors are to be cleaned and sealed with one coat of acrylic sealer.

6.	PAINTING & WALL COVERING

A.	All walls in finished office area are to be primed and painted with two coats of Flat Latex Paint.

B.	Doors are to be stained and sealed.

C.	Restroom walls to be painted with one coat of primer and one coat of premium grade washable semi-gloss latex paint.

D.	No walls are painted in the warehouse.

E.	FRP wainscot paneling to be installed in rest rooms on all wet walls as per code.

7.	HVAC

A.
The warehouse area will be cooled to approximate average of 80° degrees Fahrenheit when it is 100° degrees outside. Heating in the warehouse area will be an approximate average of 55° degrees Fahrenheit when it is 20° degrees Fahrenheit outside.

Heating and Air Conditioning in office area to be furnished at a rate of one ton per 350 SF. Higher cooling loads imposed by equipment or heavier than normal occupancy would be at additional cost. Provide a standard heat/cool thermostat mounted 5’-0” A.F.F in each zone. A 20 degree Fahrenheit differential from the exterior temperature is expected.

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B.	Exhaust fans are to be provided in restrooms.

8.	PLUMBING

A.	Tank-type, elongated commode(s) to meet handicap requirements in each restroom.

B.	One lavatory in each restroom.

C.	One single-bowl stainless steel sink in kitchen/break room.

D.	One electric hot water heater to meet requirements of space.

9.	FIRE PROTECTION

A.
Sprinkler heads are to be dropped from the existing system to office area ceilings. An allowance of one sprinkler head per 120 SF of finished office area is included. If partition configuration dictates additional heads, they would be installed at an additional charge.

10.	ELECTRICAL

SERVICE:

A.	400 amp/480 volt/3 phase depending on size of lease area.

OFFICE AREA:

A.	One 2’ x 4’ lay-in, 4 tube fluorescent with acrylic lens & energy saving ballast per (80) SF.

B.	One lighted exit sign per 750 SF (minimum of 2).

C.	One 120v duplex convenience outlet per 75 SF.

D.	One dedicated 120v duplex receptacle per 1000 SF (minimum of 2).

E.	Provisions for one telephone outlet per 250 SF.

F.	One single pole switch per 250 SF.

G.	Two 3-way switches per 2500 SF.

H.	Power wiring of all HVAC systems listed under HVAC. (Exhaust fans & A/C @ 350 SF/TON.)

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WAREHOUSE AREA:

A.	Lighting is to be by 400w metal halide fixtures providing 25 fc at 36’ AFF (two rows per bay); high or dense racking may cause increase in number of light fixtures @ tenant’s expense.

B.	Power wiring of all HVAC systems listed under HVAC. (Ventilation & gas fired unit heaters).

11.	SPECIALTIES

A.	5lb — ABC type fire extinguishers located as required per code.

12.	TOILET ACCESSORIES (One each per bathroom stall)

A.	48” grab bar.

B.	Single roll toilet paper holder.

C.	Surface mounted towel dispenser.

D.	16” x 24’ mirror.

13.	SIDEWALKS

A.	Provide 50 SF of connecting sidewalk per tenant space where applicable.

14.	ARCHITECTURAL

A.	Provide all preliminary and construction documents.

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EXHIBIT C
Special Stipulations
The Special Stipulations set forth herein are hereby incorporated into the body of the lease to which these Special Stipulations are attached (the “Lease”), and to the extent of any conflict between these Special Stipulations and the preceding language, these Special Stipulations shall govern and control.
1. Intentionally Deleted.
2. SNDA. Tenant acknowledges that Landlord is in the process of obtaining a construction loan related to the construction of the Building. As part of such loan transaction, Landlord is required to deliver to the construction lender a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in the form attached hereto as Exhibit F signed by Tenant. Accordingly, simultaneously with the execution of this Lease, Tenant shall execute and deliver to Landlord a SNDA in the form attached hereto as Exhibit F, and Landlord is hereby authorized to deliver the SNDA signed by Tenant to the construction lender as part of the construction loan closing.
3. Inspection Rights.
(a) Landlord’s books and records pertaining to the calculation of Operating Expenses for any calendar year within the Term may be inspected by Tenant (or by an independent certified accountant) at Tenant’s expense, at any reasonable time within three (3) months after Tenant’s receipt of Landlord’s statement for Operating Expenses; provided that Tenant shall give Landlord not less than fifteen (15) days’ prior written notice of any such inspection. If Landlord’s calculation of Tenant’s share of Operating Expenses for the inspected calendar year was incorrect, then Tenant shall be entitled to a credit against future Base Rent for said overpayment (or a refund of any overpayment if the Term has expired) or Tenant shall pay to Landlord the amount of any underpayment, as the case may be. If Tenant’s inspection proves that Landlord’s calculation of Tenant’s share of Operating Expenses for the inspected calendar year resulted in an overpayment by more than ten percent (10%) of Tenant’s share, Landlord shall also pay the actual and reasonable fees and expenses of Tenant (as evidenced by receipts) related directly to conducting said inspection.
(b) All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to Landlord, the Demised Premises, the Building and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals and any of its officers, agents or employees to be similarly bound. The obligations within this subsection (b) shall survive the expiration or earlier termination of the Lease.

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4. Landlord Insurance.
(a) Landlord shall maintain at all times during the Term of this Lease, with such deductible as Landlord in its sole judgment determines advisable, insurance on the “All-Risk” or equivalent form on a Replacement Cost Basis against loss or damage to the Building. Such insurance shall be in the amount of 80% of the replacement value of the Building (excluding all fixtures and property required to be insured by Tenant under this Lease).
(b) Landlord shall maintain at all times during the Term commercial liability insurance with limits at least equal to the amount as Tenant is required to maintain pursuant to Section 8(a)(i) of this Lease.
5. Construction of Demised Premises. Notwithstanding the provisions of Section 17(b) of this Lease, in the event that Landlord is unable to substantially complete the Demised Premises for occupancy by Tenant on or before the date which is ninety (90) days after the Lease Commencement Date, as extended by Delay as defined below, Tenant may, at its option and as its sole remedy, terminate this Lease by written notice to Landlord given within thirty (30) days following the expiration of such ninety (90)-day period (provided that substantial completion has not occurred prior to Landlord’s receipt of said termination notice), and thereafter neither Landlord nor Tenant shall have any further obligation hereunder. For purposes of this Lease, “Delay” shall mean delays incurred by reason of Tenant’s failure to approve the Plans and Specifications as set forth in Section 17(a) or changes requested by Tenant in the Plans and Specifications after Tenant’s approval thereof, and for such additional time as is equal to the time lost by Landlord or Landlord’s contractors or suppliers in connection with the performance of Landlord’s work and/or the construction of the Demised Premises and related improvements due to strikes or other labor troubles, governmental restrictions and limitations, war or other national emergency, non-availability of materials or supplies, delay in transportation, accidents, floods, fire, damage or other casualties, weather or other conditions, acts or omissions of Tenant, or delays by utility companies in bringing utility lines to the Demised Premises.
6. Landlord Default. Landlord shall not be in default unless it fails to perform the obligations required of it by this Lease within thirty (30) days after written notice from Tenant specifying which obligation Landlord has failed to perform. Provided, however, that if the nature of the specified obligation is such that more than thirty (30) days are reasonably required to complete its cure, then Landlord shall not be in default if it commences to cure within said thirty (30) day period and thereafter diligently prosecutes the same to completion. As to Landlord’s maintenance and repair obligations hereunder, if Landlord has not cured or commenced to cure a maintenance or repair default set forth in said notice within said thirty (30) day period, Tenant, may, at its option, cure such default. If Tenant elects to cure said default, Tenant shall, prior to commencement of said work, provide to Landlord a specific description of the work to be performed by Tenant and the name of Tenant’s contractor. Any materials used shall be of equal or better quality than currently exists in the Building and Tenant’s contractor shall be adequately insured and of good reputation. Landlord shall reimburse Tenant for the reasonable, actual cost of said cure upon receipt of adequate bills or other supporting evidence substantiating said cost, less any amounts otherwise reimbursable to Tenant under any insurance policies carried by Tenant.

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7. Assignment and Subleasing. Notwithstanding the provisions of Section 29 of this Lease, Tenant may assign its rights and obligations under this Lease to any entity owning a majority of the outstanding stock of Tenant, or to any entity under common ownership or control with Tenant, or to any entity owned by Tenant, without the prior consent of Landlord, provided that (a) the successor entity shall have a Tangible Net Worth (as hereinafter defined) equal Tenant’s Tangible Net Worth as of the Lease Date and (b) Tenant shall give Landlord prior written notice of such assignment, together with reasonable evidence of the Tangible Net Worth of such successor. For purposes herein, “Tangible Net Worth” is defined as the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities.
8. Blanket Insurance. Any insurance provided for in Section 8(a) may be maintained by means of a policy or policies of blanket insurance, covering additional items or locations or insureds, provided, however, that:
(i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured thereunder as its interest may appear;
(ii) the coverage afforded Landlord and any such other parties in interest will not be reduced or diminished by reason of the use of such blanket policy of insurance;
(iii) the policy identifies with specificity the particular address of the Demised Premises/Building as being covered under the blanket policy; and the limits of such blanket policy of insurance apply separately to each location covered thereby;
(iv) the policy expressly waives any pro rata distribution requirements contained in Tenant’s blanket policy covering the Demised Premises; and
(v) the requirements set forth in Section 8 are otherwise satisfied.
9. Umbrella Insurance. Notwithstanding the provisions of Section 8(a)(i) of the Lease, such insurance may have general aggregate limits of $2,000,000 for any policy year that Tenant carries umbrella insurance coverage of at least $5,000,000, provided (i) Landlord and any other parties in interest from time to time designated by Landlord to Tenant shall be named as an additional insured under such umbrella policy as their interests may appear, (ii) such umbrella policy contains a “per location aggregate” endorsement, and (iii) the requirements set forth in Section 8 of the Lease are otherwise satisfied.

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EXHIBIT D
Rules And Regulations
These Rules and Regulations have been adopted by Landlord for the mutual benefit and protection of all the tenants of the Building in order to insure the safety, care and cleanliness of the Building and the preservation of order therein.
1. The sidewalks shall not be obstructed or used for any purpose other than ingress and egress. No tenant and no employees of any tenant shall go upon the roof of the Building without the consent of Landlord.
2. No awnings or other projections shall be attached to the outside walls of the Building.
3. The plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances, including Hazardous Substances, shall be thrown therein.
4. No tenant shall cause or permit any objectionable or offensive odors to be emitted from the Demised Premises.
5. The Demised Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.
6. No tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with tenants of this or neighboring buildings or premises or those having business with them.
7. Each tenant must, upon the termination of this tenancy, return to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.
8. Canvassing, soliciting and peddling in the Building and the Project are prohibited and each tenant shall cooperate to prevent such activity.
9. Landlord will direct electricians as to where and how telephone or telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Demised Premises shall be subject to the approval of Landlord.
10. Parking spaces associated with the Building are intended for the exclusive use of passenger automobiles. Except for intermittent deliveries, no vehicles other than passenger automobiles may be parked in a parking space without the express written permission of Landlord. Trucks and tractor trailers may only be parked at designated areas of the Building. Trucks and tractor trailers shall not block access to the Building.
11. No tenant shall use any area within the Project for storage purposes other than the interior of the Demised Premises.

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EXHIBIT E
CERTIFICATE OF AUTHORITY
CORPORATION
The undersigned, Secretary of TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”), hereby certifies as follows to PINNACLE INDUSTRIAL CENTER LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”), in connection with Tenant’s proposed lease of premises in Building A, at Pinnacle Industrial Center, Dallas County, Texas (the “Premises”):
1. Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Texas.
2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

/s/ Stan Ninemire
(name)	(title)	(signature)

(name)	(title)	(signature)

(name)	(title)	(signature)
3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held June 15, 1999.

/s/ Darrel A. Rice
Secretary

[CORPORATE SEAL]

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EXHIBIT F

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS AGREEMENT made this  _____  day of                     ,  _____  between GUARANTY FEDERAL BANK, F.S.B., a federal savings bank (hereinafter called “Lender”),                                          (hereinafter called “Tenant”), and                                         (hereinafter called “Landlord”).
W I T N E S S E T H  T H A T:
WHEREAS, Lender is the owner and holder of a [Deed of Trust] (hereinafter called the “Deed of Trust”) dated                     ,  _____, covering the real property described in Exhibit A and the buildings and improvements thereon (hereinafter collectively called the “Mortgaged Premises”) securing the payment of a promissory note in the stated principal amount of $                     payable to the order of Lender;
WHEREAS, Tenant is the tenant under a lease (hereinafter called the “Lease”) dated                                         ,  _____, executed by and between Landlord and Tenant, covering certain property (hereinafter called the “Demised Premises”) consisting of all or a part of the Mortgaged Premises; and
WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:
1. Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Deed of Trust, with the provisions of the Deed of Trust controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.
2. Non-Disturbance. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed, (ii) the Lease is in full force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Premises as provided in Paragraph 3, then (a) Tenant’s possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Deed of Trust, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Deed of Trust.

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3. Attornment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Deed of Trust or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender or other purchaser of the Mortgaged Premises, who shall succeed to the rights and duties of Landlord, and Tenant, and Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.
4. Obligations and Remedies. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Deed of Trust or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant’s part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:
(a) for any act or omission of any prior landlord (including Landlord); or
(b) for any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or
(c) for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

f-2

(d) by any amendment, modification or consensual termination of the Lease made without Lender’s consent; or
(e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or
(f) for any repairs or replacements to or required by the Demised Premises or the Mortgaged Premises arising prior to the date Lender or such purchaser takes possession of the Mortgaged Premises; or
(g) for any construction of or payment or allowance for tenant improvements to the Demised Premises or any part thereof or to the Mortgaged Premises or any part thereof for the benefit of Tenant; or
(h) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or
(i) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.
The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person’s or entity’s period of ownership, and such liability shall terminate upon the transfer by such person or entity of its interest in the Lease and the Mortgaged Premises.
5. No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed.
6. Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by Landlord under the Lease to Tenant or by Tenant to Landlord and to promptly send written notice to Lender upon learning of any default under the Lease by any party to the Lease.
7. Representations by Tenant. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

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8. Rent Payment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Deed of Trust or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord’s interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Deed of Trust or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party.
9. Notice of Deed of Trust. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Deed of Trust and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.
10. Landlord Defaults. Tenant agrees with Lender that effective as of the date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.
11. No Amendment, Termination, Assignment or Subletting of Lease. Tenant agrees that Tenant’s interest in and obligations under the Lease shall not be altered, modified or terminated without the prior written consent of Lender. Tenant further agrees that Tenant shall not assign the Lease or allow it to be assigned in any manner or sublet the Demised Premises or any part thereof without the prior written consent of Lender in any situation where Landlord’s consent to any such action is required under the Lease.
12. Liability of Lender. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Mortgage or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Mortgaged Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant’s remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under this Lease, and no other property or assets of Landlord or of its partners, officers, beneficiaries, co-tenants, shareholders, or principals (as the case may be) shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant’s remedies. The term “Landlord” as used herein shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Lease, which term shall include Lender in the event Lender

f-4

acquires title to the Mortgaged Premises. Further, in the event of any transfer by Landlord of Landlord’s interest in this Lease, Landlord (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord’s interest.
13. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) telegram, telex or telecopy, addressed as follows:

To Lender:	Guaranty Federal Bank, F.S.B. 8333 Douglas Avenue Dallas, Texas 75225 Attn: Commercial Real Estate Lending Division

To Tenant:

Attn:

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.
14. Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.
15. Successor Lender. The term “Lender” as used throughout this Agreement includes any successor or assign of Lender and any holder(s) of any interest in the indebtedness secured by the Deed of Trust.
16. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective heirs, personal representatives, successors and assigns.
17. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

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18. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.
19. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the State of California and the law of the United States applicable to transactions within such state.
20. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be one and the same instrument with the same signature as of all parties to this Agreement had signed the same signature page.
IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

LENDER:

GUARANTY FEDERAL BANK, F.S.B., a federal savings bank

By:
Name:
Title:

TENANT:

By:
Name:
Title:

LANDLORD:

By:
Name:
Title:

[ACKNOWLEDGMENTS]

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FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT
THIS AMENDMENT is made as of the Amendment Date (as hereinafter defined) by and between PINNACLE INDUSTRIAL CENTER LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”) and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”).
RECITALS
Landlord and Tenant have previously entered into that certain Industrial Lease Agreement dated September 24, 1999 (the “Lease”) for the lease of approximately 119,804 square feet of space, more commonly known as 4421 Davis Blvd., Dallas, Texas 75211 (the “Original Demised Premises”) located within Pinnacle Industrial Center, Dallas County, Texas.
Landlord and Tenant desire to amend the Lease to, among other things, increase the Base Rent, increase the square footage within the Original Demised Premises, adjust the Lease Commencement Date, and extend the Term.
NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid by each party hereto to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:
1. All capitalized terms used herein but undefined shall have the meaning as defined in the Lease.
2. Section 1(d) of the Lease is hereby deleted in its entirety and the following is substituted therefor:
1(d) Annual Base Rent:

Lease Year 1	$467,830.00

Lease Years 2 - 5	$510,360.00

Lease Years 6 - 10	$574,152.00
3. Section 1(e) of the Lease is hereby deleted in its entirety and the following is substituted therefor:
1(e) Monthly Base Rent Installments:

Lease Year 1
Month 1	$-0-
Months 2 – 12	$42,530.00

Lease Years 2 – 5	$42,530.00

Lease Years 6 – 10	$47,846.00

4. The Lease Commencement Date, as defined in Section 1(f) of the Lease, is hereby extended to February 1, 2000.
5. The Base Rent Commencement Date, as defined in Section 1(g) of the Lease, is hereby extended to March 1, 2000.
6. The Expiration Date, as defined in Section 1(h) of the Lease, is hereby extended to January 31, 2010. As used herein, “Term” is hereby defined as the period commencing on the Commencement Date and terminating on the Expiration Date, as extended hereby.
7. Commencing on the Amendment Date, the Original Demised Premises shall be expanded to also include that certain additional 15,014 square foot space, all of which is warehouse space, as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference, the address of which is the same address as the Original Demised Premises (the “Expansion Space”). Commencing on the Amendment Date, the Demised Premises shall be defined as the Original Demised Premises and the Expansion Space.
8. For purposes of calculating Tenant’s pro rata share of Operating Expenses pursuant to Section 6 of the Lease, commencing on the Amendment Date, Tenant’s Operating Expense Percentage, as set forth in Section 1(j) of the Lease, shall be 40.85%.
9. Except for Vantage Management Company, whose commission shall be paid by Landlord, Landlord and Tenant each represents and warrants to the other that neither party has engaged or had any conversations or negotiations with any broker, finder or other third party concerning the matters set forth in this Amendment who would be entitled to any commission or fee based on the execution of this Amendment. Landlord and Tenant each hereby indemnifies the other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination of the Lease for any reason.
10. Landlord shall use reasonable speed and diligence to substantially complete the Improvements for the Expansion Space on the same basis as and pursuant to the Plans and Specifications for the warehouse portion of the Original Demised Premises.
11. Tenant represents to Landlord that, as of the date hereof, Landlord is not in default of the Lease.
12. For purposes of this Amendment, the term “Amendment Date” shall mean the date upon which this Amendment is signed by Landlord or Tenant, whichever is later.

13. Except as amended hereby, the Lease shall be and remain in full force and effect and unchanged. As amended hereby, the Lease is hereby ratified and confirmed by Landlord and Tenant. To the extent the terms hereof are inconsistent with the terms of the Lease, the terms hereof shall control.
14. submission of this Amendment to Tenant for examination or consideration does not constitute an offer to amend the Lease, and this Amendment shall become effective only upon the execution and delivery thereof by Landlord and Tenant.
[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and sealed as of the Amendment Date.

LANDLORD:

PINNACLE INDUSTRIAL CENTER LIMITED
PARTNERSHIP, a Texas limited partnership

Date: January 5, 2000	By:	ID International (Texas), Inc., a Georgia corporation, General Partner

		By:	/s/ Henry D. Gregory

Name: Henry D. “Greg” Gregory
Title: President

[CORPORATE SEAL]

	By:	CG Pinnacle, L.L.C., a Delaware limited liability company, General Partner

		By:	Connecticut General Life Insurance Company, a Connecticut corporation, its Member

			By:	CIGNA Investments, Inc., authorized signatory

				By:	/s/ Leon Pouncy

Name: Leon Pouncy Title: Managing Director

[CORPORATE SEAL]

TENANT:

TANDY BRANDS ACCESSORIES, INC., a Delaware corporation

Date: 12-17-99	By:	/s/ Stan Ninemire Name:
Title:

[CORPORATE SEAL]

CONSENT
The capitalized terms of this Consent shall have the meaning as defined in the Amendment to which this Consent is attached (the “Amendment”), unless otherwise defined. The undersigned, being the holder of that Deed of Trust, Mortgage and Security Agreement (hereinafter called the “Deed of Trust”) dated July 17, 1999 and recorded in Volume 99144, Page 01392, Real Property Records of Dallas County, Texas, covering the real property described in this Amendment (hereinafter collectively called the “Mortgaged Premises”) securing the payment of a promissory note (the Note) in the stated principal amount of $6,887,811 payable to the order of Lender, which Note was modified to evidence an increase the maximum principal amount of the loan evidenced a new promissory note (the “Replacement Promissory Note”) in the maximum amount of $7,394,083 payable to the order of Lender, and the Deed of Trust has been modified to reflect such Replacement Promissory Note, hereby consents to the Amendment, and agrees that any reference to the Lease in that certain Subordination, Non-Disturbance and Attornment Agreement signed and delivered by Landlord, Tenant, and the undersigned, shall mean the Lease as amended by the Amendment.

LENDER:

GUARANTY FEDERAL BANK, F.S.B.,
a federal savings bank

Date:	By:
Name:
Title:

CERTIFICATE OF AUTHORITY
CORPORATION
The undersigned, Secretary of TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”), hereby certifies as follows to PINNACLE INDUSTRIAL CENTER LIMITED PARTNERSHIP, a Texas limited partnership (“Landlord”), in connection with that First Amendment to Industrial Lease Agreement for Tenant’s lease of premises in Building A, at Pinnacle Industrial Center, Dallas County, Texas (the “Premises”):
1. Tenant is duly organized, validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business in the State of Texas.
2. That the following named persons, acting individually, are each authorized and empowered to negotiate and execute, on behalf of Tenant, a lease of the Premises and that the signature opposite the name of each individual is an authentic signature:

Stan Ninemire	Senior Vice President	/s/ Stan Ninemire

(name)	(title)	(signature)

(name)	(title)	(signature)

(name)	(title)	(signature)
3. That the foregoing authority was conferred upon the person(s) named above by the Board of Directors of Tenant, at a duly convened meeting held Dec. 21, 1999.

/s/ Darrel A. Rice
Secretary

[CORPORATE SEAL]

Exhibit A

SECOND AMENDMENT TO LEASE
(Expansion of Demised Premises)
I. PARTIES AND DATE
THIS SECOND AMENDMENT TO LEASE (this “Amendment”), dated as September 4, 2003, is entered into by and between PINNACLE INDUSTRIAL DALLAS, INC., a Delaware corporation (“Landlord”), and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”).
II. RECITALS
A. Pinnacle Industrial Center Limited Partnership, a Texas limited partnership, predecessor-in-interest to Landlord, and Tenant entered into that certain Industrial Lease Agreement dated as of September 24, 1999, as amended by that certain First Amendment to Industrial Lease Agreement dated as of January 5, 2000 (collectively as amended, the “Lease”), for the leasing of certain premises measuring approximately 134,818 rentable square feet (the “Demised Premises”) in that certain building located at 4421 Davis Blvd., Dallas, Texas 75211 (the “Building”), as the Demised Premises is more particularly described in the Lease. The Expiration Date of the Lease is January 31, 2010. Capitalized terms used and not otherwise defined herein shall have the same definitions as set forth in the Lease.
B. Tenant desires to expand the Demised Premises by approximately 28,954 rentable square feet (the “Expansion Premises”), and Landlord has agreed to such expansion. In connection therewith, Landlord and Tenant hereby reaffirm and modify the Lease, and expand the Demised Premises, all as more particularly set forth in this Amendment.
III. MODIFICATIONS
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease upon the terms and conditions hereinafter set forth.
A. Reaffirmance of Lease. Subject to the terms of this Amendment, Landlord and Tenant hereby reaffirm all of the terms and provisions of the Lease.
B. Expansion of Demised Premises. Effective as of October 15, 2003 (the “Expansion Premises Commencement Date”), the Demised Premises shall be expanded to incorporate the Expansion Premises, which is conclusively deemed to contain 28,954 square feet of rentable area, such Expansion Premises being more particularly indicated in cross-hatch on the attached Exhibit A. If delivery of possession is delayed for any reason whatsoever, this Amendment shall not be void or voidable. If the Expansion Premises Commencement Date is other than the date set forth above, the parties shall memorialize the Expansion Premises Commencement Date promptly following determination thereof.

C. Improvement Work. In order to prepare the Expansion Premises for Tenant’s occupancy, Landlord will cause to be completed certain improvement work deemed necessary in Landlord’s reasonable discretion (the “Work”), including without limitation, the removal of the existing demising walls and the construction of new demising walls. Such Work shall be performed by Coker & Associates (“Landlord’s Contractor”). The Work shall be completed diligently in accordance with plans prepared by Landlord’s Contractor and approved by Tenant (such approval not to be unreasonably withheld) and all applicable laws. Tenant shall pay for one-third (1/3) of all costs and expenses incurred by Landlord for the Work, plus all costs for the Work which exceed a total of $225,000.00 (collectively, “Tenant’s Share”); provided, however, that: (i) Landlord shall not be entitled to pay itself any fees in connection with the Work (but nothing herein shall prevent Landlord from paying a construction management fee to its property manager, such fee to be included in the final bid); and (ii) if the total cost of the Work is estimated to exceed $225,000.00, Tenant shall be entitled to value engineer and/or make changes to the Work to reduce the amount of estimated costs. The parties currently anticipate that the cost of the Work will be approximately $212,700.00. Tenant shall pay Landlord for Tenant’s Share within ten (10) days of a written request for same from Landlord delivered to Tenant following substantial completion of the Work and delivery of the Expansion Premises. Landlord shall warrant and repair any defects in the Work which are reported to Landlord in writing within twelve (12) months following the Expansion Premises Commencement Date.
D. Modification of Square Footage and Tenant’s Proportionate Share. Effective as of the Expansion Premises Commencement Date, (i) the square footage of the Demised Premises shall be amended to be 163,772 square feet of rentable area; and (ii) Tenant’s Operating Expense Percentage, as set forth in Section 1(j) of the Lease, shall be amended to be 49.63%.
E. Annual Base Rent. Section 1(d) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

Annual Base Rent:

Lease Year 1	$467,830.00
Lease Year 2 – The day preceding the Expansion Premises Commencement Date	$510,360.00
Expansion Premises Commencement Date – 2/15/05	$620,695.88
2/16/05 – 1/31/10	$697,668.72
F. Monthly Base Rent. Section 1(e) of the Lease is hereby deleted in its entirety and the following is substituted therefor:

Monthly Base Rent Installments:

Lease Year 1
Month 1	$0
Months 2-12	$42,530.00
Lease Year 2 – The day preceding the Expansion Premises Commencement Date	$42,530.00
Expansion Premises Commencement Date – 2/15/05	$51,724.66
2/16/05 – 1/31/10	$58,139.06

G. Environmental Matters. Section 16 of the Lease is hereby amended as follows:
a. Section 16(b) of the Lease is hereby deleted in its entirety and replaced with the following paragraph:
“Tenant will immediately advise Landlord in writing upon Tenant obtaining knowledge of any of the following: (i) any pending or threatened Environmental Claim (defined below) against Tenant relating to the Demised Premises, the Building or, the Project; (ii) any condition or occurrence on the Demised Premises, the Building or the Project caused or permitted by Tenant or any Tenant Affiliate (defined below) that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Demised Premises; (iii) any condition or occurrence on the Demised Premises or any property adjoining the Demised Premises caused or permitted by Tenant or any Tenant Affiliate that could reasonably be anticipated to cause the Demised Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Demised Premises under any Environmental Law; and (iv) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Substances on the Demised Premises, the Building or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Demised Premises with any government or governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any Environmental Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of, any portion of the Demised Premises by Tenant or any Tenant Affiliate, then Tenant shall perform or cause to be performed the Remedial Work in compliance with such law or, if Tenant fails to commence the Remedial Work within thirty (30) days after it has been determined that Tenant or any Tenant Affiliate caused or permitted the contamination which triggered the Remedial Work, Landlord may cause such Remedial Work to be performed and Tenant shall reimburse Landlord for the cost thereof within thirty (30) days of demand therefor. All Remedial Work performed by Tenant shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord, and under the supervision of a consulting engineer selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work which is the result of environmental contamination caused or permitted by Tenant or any Tenant Affiliate shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial

Work. The covenants and agreements of Tenant set forth in this Section 16(b) shall survive the expiration or earlier termination of this Lease. Except to the extent of Remedial Work resulting from environmental contamination caused or permitted by Tenant or any Tenant Affiliate, Landlord shall cause all Remedial Work to be completed promptly and in accordance with all applicable laws at Landlord’s sole cost and expense, without reimbursement from Tenant. If Tenant is unable to use the Premises as a result of any environmental contamination not caused or permitted by Tenant or any Tenant Affiliate, Tenant shall be entitled to receive an abatement of all rent payable under the Lease from the commencement of such interruption until Tenant’s use of the Premises is restored. As used herein, the term (1) “Tenant Affiliates” shall mean Tenant, its assignees, subtenants, and their respective agents, employees, representatives and contractors; (2) “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment; and (3) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.”
b. In the first sentence of Section 16(d) of the Lease, the phrase “which consent shall not be unreasonably withheld” is hereby deleted.
c. A new Section 16(h) is hereby inserted in the Lease to read as follows:
“At any time and from time to time during the term of this Lease, Landlord may perform an environmental site assessment report concerning the Demised Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Substances caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Substances on the Demised Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Demised Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. The cost of any such environmental site assessment shall be borne by Landlord unless (i) Landlord initiates same based on Landlord’s reasonable belief that Tenant has caused or permitted a Hazardous Substance problem on or at the Demised Premises and (ii) the results of such assessment indicate that Tenant has caused or permitted a Hazardous Substance problem on or at the Demised Premises. If Tenant shall be held responsible for the costs of the assessment as above described, Tenant shall pay Landlord for the costs of such assessment within thirty (30) days after demand.”

H. Tenant’s Default. Section 22(a)(i) of the Lease is hereby amended by the insertion of the following at the end of the sentence: “provided, however, that for each calendar year during which Landlord has already given Tenant two (2) written notices of the failure to pay Base Rent or any Additional Rent, no further notice shall be required (i.e., the Event of Default will automatically occur on the fifth (5th) day after the day upon which the rent was due);”. Section 22(a)(ii) is hereby deleted from the Lease.
I. Assignment. A new Section 29(d) is hereby inserted in the Lease to read as follows:
“In the event of the transfer and assignment by Landlord of its interest in this Lease and in the Building to a person expressly assuming Landlord’s obligations under this Lease, Landlord shall thereby be released from any obligations hereunder arising after such transfer and assumption, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder shall be transferred by Landlord to such successor in interest and Landlord shall thereby be discharged of any further obligation relating thereto.”
J. Waiver of Jury Trial. A new Section 31 is hereby inserted in the Lease to read as follows:
“Waiver of Jury Trial. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE DEMISED PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER INTO AND ACCEPT THIS LEASE.”
K. Address for Notice. Landlord’s address for notices in Section 1(m) of the Lease shall be changed to:
Pinnacle Industrial Dallas, Inc.
c/o SSR Realty Advisors, Inc.
One California Street, Suite 1400
San Francisco, California 94111
Attn: Pinnacle Industrial Park Asset Manager

With a copy to:
IDI
3424 Peachtree Road, N.E., Suite 1500
Atlanta, Georgia 30326
Attn: Pinnacle Industrial Park Property Manager
L. Representations and Warranties. Tenant hereby represents, warrants and agrees that: (i) there exists no breach, default or event of default under the Lease, as amended by this Amendment, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default on the part of Tenant under the Lease, as amended by this Amendment; (ii) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Tenant; (iii) to Tenant’s actual knowledge, Landlord is not in default under the Lease, as amended by this Amendment; and (iv) Tenant has no offset or defense to its performance or obligations under the Lease, as amended by this Amendment. Landlord hereby represents, warrants and agrees that: (w) there exists no breach, default or event of default under the Lease, as amended by this Amendment, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default on the part of Landlord under the Lease, as amended by this Amendment; (x) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Landlord; (y) to Landlord’s actual knowledge, without inquiry, Tenant is not in default under the Lease, as amended by this Amendment; and (z) at the date of this Amendment, the Building is not encumbered by the lien of a mortgage or deed of trust.
M. Broker. Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Amendment other than IDI, whose commission shall be paid by Landlord. Landlord and Tenant covenant to pay, hold harmless and indemnify each other from and against any and all cost, expense or liability for any compensation, commission or charges claimed by any other broker or agent utilized by the indemnitor with respect to this Amendment or the negotiation hereof.
IV. GENERAL
A. Effect of Amendment; Ratification. Except to the extent the Lease is expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.
B. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.
C. Governing Law. The Lease, this Amendment, and any enforcement of the agreements and modifications set forth therein or herein, shall be governed by and construed in accordance with the laws of the state where the Demised Premises is located.

D. Sole Agreement. The Lease and this Amendment shall constitute the sole agreement between Landlord and Tenant respecting the Demised Premises and the leasing of the Demised Premises to Tenant. No other agreements or understandings shall be effective.
E. Time of the Essence. Time is of the essence of this Amendment and each and every provision hereof.
F. Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys’ fees shall also apply to this Amendment.
G. Authority to Execute. Tenant represents that each of the individuals executing this Amendment on behalf of Tenant is duly authorized to execute and deliver this Amendment on behalf of Tenant and agrees to deliver evidence of such authority to Landlord upon request by Landlord.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Lease as of the date and year first above written.

LANDLORD:	TENANT:

PINNACLE INDUSTRIAL DALLAS, INC.,	TANDY BRANDS ACCESSORIES, INC.,
a Delaware corporation	a Delaware corporation

By:	By:	/s/ Stan Ninemire

Name:		Name:	Stan Ninemire
Title:		Title:	Executive Vice President

Date of Execution: September ___, 2003	By:

Name:
Title:

Date of Execution: September ___, 2003

EXHIBIT A
EXPANSION PREMISES

A-1

Re:	Pinnacle Park II 3631 West Davis Street Dallas, Texas 75211
THIRD AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§
THIS THIRD AMENDMENT TO LEASE (this “Amendment”) has been executed as of (but not necessarily on) the 24th day of August, 2009, by THE REALTY ASSOCIATES FUND VII, L.P., a Delaware limited partnership (“Landlord”), and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
A. Pinnacle Industrial Center Limited, Partnership, a Texas limited partnership (“Original Landlord”) and Tenant have heretofore executed that certain Industrial Lease Agreement (the “Original Lease”) dated September 24, 1999, as amended and/or affected by Tenant Acceptance of Demised Premises dated                     , 2000, by First Amendment to Industrial Lease Agreement dated January 5, 2000, Second Amendment to Lease (Expansion of Demised Premises) dated September 4, 2003, Agreement and Acknowledgement dated February 29, 2008 and Subordination of Landlord’s Lien dated March 25, 2008 (the Original Lease, as so amended, the “Lease”), pursuant to which Tenant is currently leasing approximately 163,772 rentable square feet (the “Current Premises”) in the above-referenced Building, as more particularly described in the Lease (the “Building”). Unless otherwise defined herein, all initially capitalized terms used herein will have the respective meanings assigned thereto in the Lease.
B. Landlord has acquired title to among other property, the Building and all of Original Landlord’s interest under the Lease.
C. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) expand the Current Premises; (ii) extend the Term; and (iii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
THIRD AMENDMENT TO LEASE – Page 1 of 26

ARTICLE I
CERTAIN AMENDMENTS
Section 1.01 Second Expansion Premises. As of the date the Contingency (as hereinafter defined) is satisfied, estimated to be on or about December 1, 2009, but in any event to be not earlier than the date that the current tenant and occupant of the Second Expansion Premises has vacated same and has removed all furniture, fixtures and personal property therefrom such that the Refurbishment Work (as defined below) may be commenced immediately (the “Second Expansion Premises Effective Date” or “SEPED”), subject to the terms, conditions and contingencies set forth herein, and regardless of whether the Refurbishment Work is completed, the Current Premises shall be expanded to include approximately 61,130 rentable square feet in the Building as shown cross-hatched on Exhibit A of this Amendment (the “Second Expansion Premises”; and together with the Current Premises, the “Premises”). As a result, the Premises covered under the Lease will equal approximately 224,902 rentable square feet in the Building; provided, further, that from and after the SEPED, the term “Demised Premises” as used in the Lease shall mean and refer to, and shall be one and the same as, the “Premises” described above.
Section 1.02 Tenant’s Operating Expense Percentage. As of the Second Expansion Premises Effective Date, Tenant’s Operating Expense Percentage shall be amended to be 68.152% (i.e., 224,902 rentable square feet in the Premises divided by 330,000 rentable square feet in the Building).
Section 1.03 Term. The Term is hereby extended through and including January 31, 2020, subject to adjustment and earlier termination as provided in the Lease. Except as set forth in Exhibit B of this Amendment, Tenant shall have no further renewal rights or options and all of such rights or options, if any, are hereby deleted.
Section 1.04 Base Rent. As of the Second Expansion Premises Effective Date, the Base Rent due and payable by Tenant to Landlord under the Lease with respect to the entire Premises (i.e., the Current Premises and the Second Expansion Premises) shall be as follows:

	Annual	Monthly
Period*:	Base Rent Per R.S.F.:	Base Rent:
Second Expansion Premises Effective Date – 150th day following SEPED**	$0.00	$0.00
151st day following SEPED – 1/31/13	$3.35	$62,785.14
2/1/13 – 1/31/18	$3.55	$66,533.51
2/1/18 – 1/31/20	$3.75	$70,281.88

*	Note: Pursuant to the above schedule, Tenant’s Base Rent obligation for the Current Premises is reduced.

**
To the extent that the Refurbishment Work is not sufficiently completed by the date which is 150 days following the SEPED so that the Second Expansion Premises can be used and occupied by Tenant for the uses and purposes permitted and contemplated hereunder, and if such failure to so sufficiently complete is due, in whole or in part, to Landlord’s (or its agents’, employees’ or contractors’) acts or omissions to act, then the Base Rent shall thereafter be further equitably abated until the date that such Refurbishment Work is so substantially completed.

THIRD AMENDMENT TO LEASE – Page 2 of 26

The Base Rent under the Lease shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever (except, in each such case, as may be otherwise expressly set forth in the Lease or herein). Prior to the Second Expansion Premises Effective Date, the Base Rent shall remain as set forth in the Lease.
Section 1.05 AS IS; Refurbishment Work. Landlord is leasing the Premises to Tenant “as is” “where without representation or warranty, either express or implied, without any obligation to alter, remodel, improve, repair or decorate any part of the Premises; provided, however, Landlord shall provide Tenant with an allowance (the “Refurbishment Allowance”) in an amount equal to $674,706.00 to perform improvements to the Premises (the “Refurbishment Work”, which Refurbishment Work shall be deemed a “Tenant’s Change” under Section 18(a) of the Original Lease, provided, however, that to the extent that any conflicts or contradictions may exist between Section 18 of the Original Lease and this Amendment, the terms and conditions of this Amendment shall be controlling [so that, by way of example and not limitation, if the Refurbishment Work contemplated by the plans and specifications approved by Landlord and Tenant as provided below includes “structural” changes or work, then such structural work shall be a permitted Tenant’s Change notwithstanding any provision of said Section 18 to the contrary]) pursuant to plans and specifications approved by Landlord and Tenant in writing (such approval not to be unreasonably withheld or delayed). Tenant shall pay Landlord all costs of the Refurbishment Work in excess of the Refurbishment Allowance, and Landlord shall have the right to deduct all costs or the Refurbishment Work from the Refurbishment Allowance. Upon Landlord’s request (to be made before Landlord enters into any contracts to perform the Refurbishment Work), Tenant shall deposit with Landlord the amount by which the total agreed contract price for the applicable Refurbishment Work exceeds the amount of the Refurbishment Allowance, and Landlord shall have no obligation to perform the Refurbishment Work unless Tenant has deposited such funds (the “Deposit”) with Landlord. Landlord shall maintain the funds so deposited by Tenant in a separate, FDIC insured account. Such funds deposited by Tenant (and interest earned on such funds, which, as between Landlord and Tenant, shall be deemed income of Tenant) shall be placed in an interest bearing account for the sole purpose of paying for the agreed costs of the Refurbishment Work which are in excess of the Refurbishment Allowance. The Refurbishment Work shall be performed only by contractors engaged by Landlord utilizing a guaranteed maximum price contract form providing for the fixed price agreed to by Landlord and Tenant in the approved budget described below; provided, however, (i) Tenant may elect to provide Landlord with the name(s) of general contractor/contractors to participate in the competitive bidding process, (ii) Tenant may review the summary bid sheet and select the general contractor, and (iii) all general contractors must meet all of Landlord’s insurance requirements and qualifications. Landlord will use commercially reasonable efforts to cause construction of the Refurbishment Work to be commence promptly after approval of the plans and selection of the general contractor and will use commercially reasonable efforts to cause such work to be diligently performed to completion. At the conclusion of the
THIRD AMENDMENT TO LEASE – Page 3 of 26

above-described competitive bidding process, Landlord and Tenant shall mutually and reasonably agree upon the budget and fixed price for the Refurbishment Work, and such fixed price shall be the total guaranteed maximum price to be set forth in the above-described construction contract(s); provided, further, that it is agreed that Tenant shall thereafter not be liable or responsible for any costs incurred in connection with the Refurbishment Work which is in excess of such agreed guaranteed maximum price, except (A) any costs in excess of such amount which Tenant agrees to pay in written change orders executed by Tenant in advance in writing (and Landlord may require Tenant to increase its above-described Deposit by the amount of such costs so agreed to, concurrently with the full execution and delivery of such agreed change order), (B) any costs in excess of such amount that are incurred due to damages or disruption to the Refurbishment Work caused directly by Tenant and/or any of Tenant’s agents, employees or contractors, and (C) any increases in costs or additional costs that are permitted under the guaranteed maximum price contract due to exceptions, conditions and/or exclusions to the guaranteed maximum price contained in the guaranteed maximum price contract (but only if such exceptions, conditions and exclusions are part of a standard AIA contract and are beyond the control of Landlord, or if Tenant has first approved in writing any and all exceptions, conditions and exclusions that are not part of a standard AIA contract). Within 60 days after final completion of the Refurbishment Work (including all punch-list items) and Landlord’s receipt of all draw requests for the Refurbishment Work, Landlord shall prepare for Tenant’s review and approval a reconciliation of the total costs of the Refurbishment Work (including reasonable supporting documentation requested by Tenant). If as a result of payments made by Tenant to Landlord pursuant to this Section (and interest earned on such payments), Tenant has overpaid or underpaid for the actual cost of the Refurbishment Work as set forth in such reconciliation, then Landlord or Tenant (as applicable) shall pay the other within 30 days of delivery of the reconciliation for such overpayment (including from funds deposited by Tenant with Landlord) or underpayment (as applicable), subject however to the terms, limitations and conditions set forth in this Section 1.05. Tenant acknowledges that Landlord’s contractors may construct the Refurbishment Work while Tenant occupies the Premises, that the construction of the Refurbishment Work may prevent Tenant from using all or part of the Premises from time to time and that the construction of the Refurbishment Work may create noise dust and debris that will interfere with Tenant’s use of the Premises, but Landlord agrees that Landlord and its contractor(s) shall reasonably endeavor to minimize, to the extent reasonably possible, any interference with Tenant’s use or occupancy of the Premises from such Refurbishment Work. Tenant acknowledges and agrees that it shall have no right to any abatement of rent or to recover any other damages from Landlord due to its inability to use all or portions of the Premises while the Refurbishment Work is being completed or due to interference with its business operations caused by such construction except as is otherwise expressly set forth above. Tenant shall reasonably cooperate with Landlord’s contractors in completing the Refurbishment Work and Landlord’s Contractors are hereby granted authority to enter the Premises to complete the Refurbishment Work. Landlord and Tenant shall reasonably coordinate the completion of the Refurbishment Work in order to minimize disruptions to Tenant’s business activities, but Landlord shall have no obligation to incur costs in order to minimize such disruptions. Landlord shall notify Tenant in writing when Landlord believes that the Refurbishment Work is substantially completed and ready for inspection, and representatives of Landlord and Tenant shall then inspect the Premises together and shall identify (and mutually and reasonably agree upon) any and all items requiring completion (the “Punchlist Items”), which list of Punchlist Items shall be attached to the Confirmation to be executed pursuant to Section 1.09 hereof, and Landlord shall thereafter, but in any event within 30 days, complete or repair all such Punchlist Items. Tenant shall be solely responsible for
THIRD AMENDMENT TO LEASE – Page 4 of 26

moving its personal property (e.g., computers, telephone equipment, cabling, and photocopy machines) from time to time, at Tenant’s sole expense, to facilitate the completion of the Refurbishment Work, and Landlord and its contractors shall have no obligation to move any of Tenant’s personal property. Landlord or its agent shall supervise the Refurbishment Work, make disbursements from the funds deposited with Landlord required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Refurbishment Work, the Building, and the Building’s systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to 3% of the total costs (including “hard” and “soft” costs as such terms are commonly understood in the area of the Building in connection with tenant improvement construction) related to the Refurbishment Work, which Landlord may deduct from the Refurbishment Allowance. Any unused portion of the Refurbishment Allowance as of December 31, 2010 shall be the property of Landlord.
Section 1.06 Brokers. Landlord and Tenant represent to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Holt Lunsford Commercial and Jackson & Cooksey. Ltd. (collectively, “Broker”). Landlord will be responsible to pay the commission, if any, owed to Broker pursuant to the terms of a separate written agreement. Landlord and Tenant hereby indemnify the other from any claims, losses, damages (including attorneys’ fees) resulting from a breach by the indemnifying party of the above representation.
Section 1.07 Extension Option. Tenant shall have an extension option in accordance with Exhibit B of this Amendment.
Section 1.08 Miscellaneous Amendments to Lease.
A. The “Permitted Use” (defined in Section 1(l) of the Original Lease) is amended to include office use as a permitted primary use, subject to Section 7(d) of the Original Lease; provided, that Landlord hereby represents and warrants that during the undersigned Landlord’s ownership of the Project the undersigned Landlord has not granted or created any restrictive covenants or other agreements currently encumbering the Project or Premises that prevent office use in the Project or Premises.
B. The “management fees” component of Operating Expenses is currently 3% and during the remainder of the Term shall not materially exceed management fees of comparable projects. Landlord further agrees that there shall hereafter be excluded from Operating Expenses (and tenant shall accordingly not be obligated to pay a proportionate share of) the following except to the extent any of the following are specifically identified as being an “Operating Expense” (or a component of Operating Expenses, such as “real property taxes”) under the Lease or this Amendment (i) any costs or expenses which, under generally accepted accounting principles consistently applied, would not be considered to be an operating expense of the Building or Premises, and (ii) any other costs or expenses which are not then customarily passed through to, and paid or contributed to by, tenants of reasonably comparable projects or properties of comparable type and quality in the portions of the U.S. Interstate-30 corridor situated in the western sector of Dallas, Texas and in Grand Prairie, Texas. For example, since the cost of snow removal is specifically identified as being a specific Operating Expense under the Lease, the cost of snow removal shall be included in Operating Expenses regardless of whether subsections (i) or (ii) above apply.
THIRD AMENDMENT TO LEASE – Page 5 of 26

C. All utilities serving the Premises shall be obtained by Tenant directly from the utility provider and Landlord shall have no obligation to furnish any utilities to the Premises. If a failure of electricity service to the Premises continues for more than 15 consecutive business days, causes the Premises to be unusable for Tenant’s intended use, is caused by the gross negligence or willful misconduct of Landlord and is within the reasonable control of Landlord to restore within such 15 consecutive day period (except for interruptions attributable to a casualty, which are addressed under Section 20 of the Lease), then Tenant shall be entitled, as its sole and exclusive remedy, to a reasonable abatement of Base Rent for each consecutive day (after such 15-day period) that the Premises are untenantable and Tenant does not use the Premises.
D. The reference to “roof” in Section 10(b) of the Original Lease is amended to be “roof (full roof replacement only, with all other roof repairs and maintenance being included in Operating Expenses)”.
E. Landlord shall perform its obligations under Section 19 of the Original Lease in a commercially reasonable manner.
F. The second sentence of Section 4(a) of Exhibit C of the Original Lease is deleted and replaced with the following: “Such insurance shall contain a commercially reasonable amount of coverage consistent with comparable projects”.
G. The following is added to Section 4 of Exhibit C of the Original Lease: “(c) Upon Tenant’s request, Landlord shall provide Tenant proof of the insurance it is required to maintain under the Lease.”
H. As provided in Section 18(a) of the Original Lease, Tenant shall not be required to remove or restore any “Tenant’s Change” (as defined in Section 18(a) of the Original Lease) unless Landlord conditioned its approval of the Tenant’s Change upon restoration; provided, further, that Tenant shall not, in that regard, be required to remove or restore any of the original Improvements and/or Tenant Changes (each as defined in Section 17(a) of the Original Lease) construed with regard to the Premises pursuant to Section 17 of the Original Lease.
I. Upon the expiration of the Term Tenant shall have the right to remove its trade fixtures, subject to and in accordance with Section 12 of the Original Lease; provided, further, that if the Refurbishment Work includes the purchase and installation of a generator, then Tenant shall be entitled to remove the generator.
THIRD AMENDMENT TO LEASE – Page 6 of 26

J. During the Term of the Lease, subject to the terms and conditions of the Lease, Tenant shall have the non-exclusive right, at Tenant’s sole cost and expense and subject to Laws (as hereinafter defined), to construct and install 1 sign on the exterior of the Premises (the “Building Signage”). The location graphics, material, size, lighting, color and installation of the Building Signage shall be subject to the prior written consent of Landlord; provided, however, that such consent shall not be unreasonably withheld or delayed by Landlord and provided, further, that Landlord in any event hereby approves the Tenant’s existing sign currently situated on the exterior of the Premises for all purposes hereunder (if Tenant desires or elects to simply retain such existing sign in place). In addition, Tenant shall maintain the Building Signage in a neat, clean and first-class appearance. Tenant shall maintain the Building Signage at Tenant’s sole cost and expense (including, without limitation, electricity) and in conformity with all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants (including, without limitation, the approval of any property owner associations) and other matters affecting the Building (“Laws”) and remove the same and repair and restore all damage caused by such removal at the expiration or earlier termination of the Lease or Tenant’s right to maintain the Building Signage; provided, however, Landlord shall have the right to repair and restore all damage at Tenant’s sole cost and expense.
K. Notwithstanding the foregoing, Tenant may make, without Landlord’s prior written consent but with at least 30 days’ prior written notice to Landlord (the “Tenant’s Cosmetic Alterations Notice”) and in accordance with the other terms and conditions of the Lease concerning Tenant’s Changes (as defined in Section 18(a) of the Original Lease)(including any applicable rules and regulations for the Building), Tenant’s Changes that satisfy all of the following criteria (“Cosmetic Alterations”): (1) is of a cosmetic nature such as painting (but not wallpapering), hanging pictures and installing carpeting; (2) is not visible from the exterior of the Premises or Building; (3) will not affect the Buildings systems or Building’s structure; (4) does not require work to be performed inside the walls or above the ceiling of the Premises; and (5) cost less than $25,000 per occurrence. The Tenant’s Cosmetic Alterations Notice must describe the scope of Cosmetic Alterations to be done, the date the Cosmetic Alterations will be commenced, the estimated cost and the name of the person or persons performing the Cosmetic Alterations or furnishing materials. Landlord shall have the right, by giving Tenant written notice within ten (10) days of Landlord’s receipt of Tenant’s Cosmetic Alterations Notice, to require Tenant to remove Cosmetic Alterations upon the expiration or earlier termination of the Lease.
L. The following is added after the second, third, fourth and fifth references to “Demised Premises” in Section 21 of the Lease: “(and/or Building (Common Areas)”.
M. Section 24(f) of the Original Lease is deleted and replaced with the following:
“(f) In the event Landlord encumbers the Building and/or Demised Premises with a Mortgage at any time after the date hereof and Tenant is notified of same (provided, that Landlord hereby represents and warrants to Tenant that the Building and/or Demised Premises is not currently subject to a ground lease or encumbered by a Mortgage, and Landlord further hereby agrees to notify Tenant in writing promptly following the grant of any Mortgage hereafter
THIRD AMENDMENT TO LEASE – Page 7 of 26

by Landlord, or its successors or assigns, which encumbers the Building and/or Demised Premises in whole or in part), and Tenant notifies Landlord in writing that Tenant requests a subordination and non-disturbance agreement (an “SNDA”) on Landlord’s Lender’s standard commercially reasonable form, Tenant’s subordination and attornment obligations under this Section shall be conditioned on such Lender and Tenant entering into an SNDA in commercially reasonable form and content and mutually and reasonably satisfactory to both Tenant and such Lender. Tenant agrees to execute and deliver such an SNDA within 10 days of Landlord’s request and reimburse Landlord for reasonable fees charged by such Lender in connection with preparing, negotiating and delivery of the SNDA, and if Tenant fails to execute and deliver the SNDA, then the Lease shall be subordinate to any such Lender.”
N. The first sentence of Section 26 of the Original Lease is deleted.
O. In the event Landlord elects to Terminate the Lease pursuant to Section 29(b)(i) of the Original Lease, Tenant, within 10 days following the date of delivery to Tenant of such termination notice, Tenant shall have the right, as its sole remedy, to revoke its request for said subletting or assignment by giving Landlord written notice of such revocation. If Landlord has sent the termination notice, and Tenant fails to revoke said request within said 10-day period, the Lease will terminate, subject to the terms and conditions set forth in this Section.
P. Intentionally deleted.
Q. In the event of any express conflict between the express terms of the Lease and the terms of the rules and regulations (as they may be amended), the express terms of the Lease will govern.
R. Notwithstanding anything to the contrary set forth in the Lease (including, without limitation, in Section 22(a)(iii) of the Original Lease), it is hereby agreed that Tenant shall in no event be required to continuously occupy the Premises or to conduct business therein, it being hereby further agreed that Tenant shall thus be entitled to “go dark” at the Premises at any time during the Term of the Lease (as extended hereby) and that any such failure by Tenant to occupy the Premises or to conduct business thereat shall not constitute a default or Event of Default under the Lease so long as Tenant continues to pay all rent and other charges due and payable by Tenant under the Lease and so long as Tenant continues to comply with all other applicable provisions of the Lease pertaining to such Premises (including, without limitation, maintaining all insurance required to be maintained by Tenant under the Lease with respect thereto and maintaining and repairing the Premises in accordance with Tenant’s obligations and requirements under the Lease).
Section 1.09 Second Expansion Premises Effective Date Confirmation. Promptly following the substantial completion of the Refurbishment Work, Landlord and Tenant shall execute the Second Expansion Premises Effective Date Confirmation attached to this Amendment as Exhibit C or another form mutually and reasonably acceptable to Landlord and Tenant.
THIRD AMENDMENT TO LEASE – Page 8 of 26

Section 1.10 Additional Consideration (Letter of Credit). Simultaneously with the execution of this Amendment, Tenant shall deposit with Landlord a letter of credit in accordance with Exhibit D of this Amendment.
Section 1.11 Contingency. Tenant acknowledges that there is currently a tenant leasing and/or occupying the Second Extension Premises. Accordingly, this Amendment is contingent upon (the “Contingency”) both of the following: (a) the current tenant vacating the Second Expansion Premises, and (b) the current tenant entering into a lease termination, relocation or reduction agreement with Landlord which provides for the current tenant to vacate the Second Expansion Premises on or before December 31, 2009, on such terms and conditions as are acceptable to Landlord, in Landlord’s sole discretion. In the event that the Contingency has not been satisfied by Landlord by December 31, 2009, then, in such event, Tenant or Landlord may elect, at their respective discretion, to terminate this Amendment at any time after December 31, 2009 but before the Contingency is satisfied, whereupon neither party hereto shall have any liability to the other as a result of such termination; provided, however, Tenant shall have no right to terminate this Amendment pursuant to this sentence at any time after Landlord has commenced the performance of the Refurbishment Work. Furthermore, in the event that Landlord and the current tenant have not entered into such a lease termination, relocation or reduction agreement by September 1, 2009, Tenant shall have the right to elect to terminate this Amendment at any time after September 2009 but before such agreement is entered into by Landlord and the current tenant, in which event Landlord shall (a) pay for the cost of the construction drawings relating to the Refurbishment Work (estimated to be $25,000.00), and (b) pay Tenant $65,000,00 within 30 days of Tenant’s election to terminate this Amendment; provided, however, Tenant shall have no right to terminate this Amendment pursuant to this sentence at any time after Landlord has commenced the performance of the Refurbishment Work.
Section 1.12 Further Amendments. The Lease shall be and hereby is further amended wherever necessary even though not specifically referred to herein, in order to give effect to the terms of this Amendment.
Section 1.13 Signage. Subject to compliance thereof with all applicable governmental laws, rules, regulations, codes and ordinances, Landlord hereby grants Tenant the right throughout the Term of the Lease (as extended hereby and as same may be further renewed or extended) to have, install and maintain one or more signs on the Building, and one or more monument signs (for multi-tenant usage) at or about the outside ground level of the Building (Tenant shall be entitled to the top position on such monument sign(s)), all of which signs shall be at Tenant’s sole cost and expense and installed and maintained at locations to be mutually and reasonably agreed upon by and between Landlord and Tenant in advance. Further, it is agreed that Tenant shall have the right to affix signs and/or lettering on or about the walls, doors and lobby glass on the interior of the Premises, so long as such signs comply with all applicable governmental laws, rules, regulations and codes. Such signs shall be installed by Tenant at Tenant’s sole cost and expense, except to the extent that such signs are agreed by the parties to be purchased and/or installed as a part of the Refurbishment Work as described hereinabove. The design and other relevant plans and specifications for such signs shall be subject to the prior written approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed), provided that such signs may in any event be the maximum size permitted by applicable law. Upon the expiration or sooner termination of the Lease, Tenant shall, at Tenant’s sole cost and expense, remove or cause to be removed the Building sign(s) and shall repair all damage caused by such removal.
THIRD AMENDMENT TO LEASE – Page 9 of 26

Section 1.14 Parking. Landlord agrees that in addition to the lease of the Premises as provided above, Tenant shall have and is hereby granted the non-exclusive right (in common with other tenants of the Project and all others to whom Landlord has granted or may grant such rights) to use the Building Common Area (including all common areas, driveways and parking areas associated with the Project) throughout the Term of the Lease (as extended pursuant hereto) for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish therefore from time to time (including, without limitation, rules and regulations to control overcrowding of the parking areas); provided, that (a) at times when there are other tenants or occupants of the Project, Tenant may not use in excess of its proportionate share of the parking spaces located in the Building Common Area, and (b) Landlord agrees that the Building Common Area shall at all times during the Term of the Lease (as extended hereby) contain the access ways and driveways and Tenant shall be entitled to not less than its proportionate share of the number of parking spaces currently situated within the Building Common Area, all in the same general location and configuration as is in place in the Building Common Area as of the effective date of this Amendment, and provided, further, that Landlord additionally agrees that no such parking spaces or areas shall at any time during the Term of the Lease (as extended hereby) be reserved or limited in any way, including for the exclusive use of any tenant, occupant or other person or party entitled to utilize any such portion of the Building Common Area (except to the extent required by applicable law to be reserved for handicap use and except if required to control overcrowding of the parking areas). Landlord hereby further agrees that parking in the Building Common Area shall be limited to vehicles no larger than standard sized automobiles or pick up trucks, trailers and utility vehicles, and that no rights to use of any such parking areas in the Building Common Areas shall be granted by Landlord to any persons or parties other than the tenants of the Building and Project and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. If any parking spaces in the Building Common Area become unavailable to Tenant due to casualty damage, flooding, condemnation or repairs, Landlord will use commercially reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of such parking spaces is restored.
ARTICLE II
MISCELLANEOUS
Section 2.01 Ratification. The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party: (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms. Tenant represents to Landlord that, except as set forth in this Amendment (including with respect to the Refurbishment Work and Refurbishment Allowance): (a) Landlord has completed all improvements to the Premises in compliance with all requirements in the Lease; and (b) all tenant finish costs or allowances payable by Landlord have been paid and no such costs or allowances are payable hereafter under the Lease.
THIRD AMENDMENT TO LEASE – Page 10 of 26

Section 2.02 No Offer. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Amendment unless Landlord executes a copy of this Amendment and delivers it to Tenant.
Section 2.03 Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile or “pdf” and each party has the right to rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.
Section 2.04 Governing Document. In the event the terms of the Lease conflict with or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.
Section 2.05 Margin & Substitution Taxes. Notwithstanding anything in the Lease to the contrary, the definition of “real property taxes” shall include the following regardless of whether the following are expressly excluded by language elsewhere in the Lease (a) all taxes allocated by Landlord to the Building attributable to taxable margin levied pursuant to Chapter 171 of the Texas Tax Code or any amendment, adjustment or replacement thereof (which amount shall be calculated assuming that the Building is Landlord’s only asset and source of income), and (b) any taxes, assessments, levies, impositions, tolls, excises, tariffs, charges or fees imposed, levied or assessed in lieu of or in substitution, addition or supplementation of other real property taxes.
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THIRD AMENDMENT TO LEASE – Page 11 of 26

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily upon) the date and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND VII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VII, LLC its General Partner

	By:	Realty Associates Advisors, LLC, its Manager

		By:	Realty Associates Advisors Trust, its Manager

			By:	/s/ Heather L. Hohenthal

Officer

TENANT: TANDY BRANDS ACCESSORIES, INC., a Delaware corporation
By:	/s/ N. Roderick McGeachy III
	Name:	N. Roderick McGeachy III
	Title:	Chief Executive Officer
	Date:	August 24, 2009
THIRD AMENDMENT TO LEASE – Page 12 of 26

EXHIBIT A
SECOND EXPANSION PREMISES

Second Expansion Premises
TYPICAL BAY
TYPICAL BAY

Exhibit A

THIRD AMENDMENT TO LEASE – Page 13 of 26

EXHIBIT B
EXTENSION OPTION
Notwithstanding anything to the contrary contained herein, Landlord hereby grants to Tenant the option to extend the Term (“Extension Option”) for 1 period of 5 years (“Extension Term”) commencing when the Term (as same has been extended pursuant to the Amendment, herein so called, to which this Exhibit is attached and made a part of) expires in accordance with and subject to each of the following terms and conditions:
1. Extension Notice. If Tenant desires to exercise the Extension Option, Tenant shall give Landlord written notice (the “Extension Notice”) (subject to revocation only under Section 5 hereof) of Tenant’s exercise of the Extension Option, which shall be delivered by U.S. certified mail, return receipt requested or by a reputable overnight courier service. The Extension Notice must be received by Landlord no later than the date that is 9 full months prior to the date that the Extension Term would start and no earlier than the date that is 15 full months prior to the date that the Extension Term would start. Time is of the essence with respect to Landlord’s receipt of the Extension Notice and all other deadlines in this exhibit.
2. Terms of Extension Term. During any Extension Term, all of the terms and conditions of the Lease (excluding any terms conditions and options specifically applicable to only the initial or any prior Term) except where specifically modified by this exhibit shall apply. Tenant shall have no additional extension option unless otherwise hereafter agreed in writing executed by both Landlord and Tenant.
3. Rent for Extension Term. The Rent payable during an Extension Term shall be the Market Rate on the date the Extension Term commences.
4. Definition of Market Rate. The term “Market Rate” shall mean the amount that a willing, comparable renewal tenant would pay and a willing, comparable landlord of a similar building in the portion of the U.S. Interstate-30 corridor situated in the western sector of Dallas, Texas and in Grand Prairie, Texas (including, but not limited to, Pinnacle Park, Grand Lakes, Lone Star and Turnpike developments) would accept at arm’s length for similar space, giving appropriate consideration to all relevant factors, including, without limitation, the following matters: (i) annual rental rates per rentable square foot; (ii) the type of escalation clauses (including, but without limitation, operating expenses, real estate taxes, electrical costs and CPI) and the extent of liability under the escalation clauses (i.e., whether determined on a “net lease” basis or by increases over a particular base year or base dollar amount); (iii) rent abatement provisions reflecting free rent and/or no rent during the Extension Term; (iv) length of the Extension Term; (v) quality, size, utility and location of the premises being leased; (vi) whether other renewal tenants are receiving tenant improvements or refurbishment allowances; (vii) size and credit standing of Tenant; (viii) the amount of the tenant improvement or refurbishment allowance being given to Tenant; and (ix) other generally applicable turns and conditions of tenancy for similar space. In no event shall Landlord be obligated to provide Tenant with a tenant improvement or refurbishment allowance. The Market Rate may also designate periodic rental increases, a new base year(s) and similar economic adjustments. The Market Rate shall be the Market Rate in effect as of the beginning of the Extension Term, even though the determination may be made in advance of that date, and the parties may use recent trends in rental rates in determining the proper Market Rate as of the beginning of the Extension Term. The Market Rate will be an effective rate, not specifically including, but accounting for the appropriate economic considerations described above.
THIRD AMENDMENT TO LEASE – Page 14 of 26

5. Determination of Market Rate – Baseball Arbitration. If Tenant exercises an Extension Option (in accordance with Section 1 hereof), Landlord shall determine the initial proposed Market Rate by using its good faith judgment. Landlord shall provide Tenant with written notice (“Landlord’s Notice”) of such amount within 30 days after Tenant exercises such Extension Option. Tenant shall have 20 days (“Tenant’s Review Period”) after receipt of Landlord’s Notice within which to reject such initial proposed Market Rate. In the event Tenant fails to timely reject in writing such initial proposed Market Rate, then such initial proposed Market Rate shall be deemed accepted. In the event Tenant timely rejects in writing such Market Rate, Landlord and Tenant shall attempt to agree upon the Market Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within 15 days following Tenant’s Review Period (“Outside Agreement Date”), then the parties shall each, by written notice delivered to the other within 10 days following the Outside Agreement Date, appoint a real estate broker who shall be licensed in the State or Commonwealth in which the Premises are located and who specializes in the field of commercial industrial space leasing in the market in which the Premises are located, has at least 5 years of experience in such field and market and is recognized within such field and market as being reputable and ethical. If one party does not timely appoint a broker, then the broker appointed by the other party shall promptly appoint a broker for such party having the qualifications described above and who has not previously represented or worked for or with the party who appointed the broker making such appointment. Such two individuals shall each determine, within 10 days after their appointment, such Market Rate. If such individuals do not agree on the Market Rate, then such two individuals shall, within 5 days thereafter, render separate written reports of their determinations and together appoint a third individual having the qualifications described above and who has not previously worked for or with nor represented either Landlord or Tenant. If the two brokers are unable to agree upon a third individual, the individual shall be appointed by the presiding judge of the county court for the county in which the Premises is located, or, if he or she refuses to act, by any judge having jurisdiction over the parties. The third individual shall within 10 days after his or her appointment make a determination of such Market Rate. The third individual shall determine which of the determinations of the first two individuals is closest to his or her own and the determination that is closest shall be final and binding upon the parties, and such determination may be enforced in any court of competent jurisdiction. Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the third broker. If for any reason the Market Rate shall not have been determined prior to the commencement of the Extension Term, then, until the Market Rate and, accordingly, the Rent shall have been finally determined, the Rent payable for and during the Extension Term shall be equal to the Market Rate proposed by Landlord. If upon final determination of the Market Rate, it shall have been determined that the Rent payable for and during the Extension Term shall be different than the Rent actually paid by Tenant for the Extension Term, then an appropriate adjustment shall be made to the Rent actually paid by Tenant and (i) Tenant shall pay Landlord the amount due, if any, as a result of such adjustment within 5 business days of the determination of the Market Rate, and (ii) Tenant shall be entitled to a credit against future Rent in the amount of the amount due, if any, as a result of such adjustment.
THIRD AMENDMENT TO LEASE – Page 15 of 26

6. Tenant’s Default. Notwithstanding the foregoing, (a) Tenant shall have no right to exercise an Extension Option or deliver an Extension Notice at any time in which an event exists which constitutes an Event of Default under the Lease, and any delivery of an Extension Notice during such period of time shall be null and void and of no effect, (b) if an Event of Default occurs under the Lease (beyond the expiration of any applicable notice and/or cure periods) prior to Tenant’s exercise of an Extension Option (in accordance with Section 1 hereof), the Extension Option shall automatically become null and void, and (c) if after Tenant’s exercise of an Extension Option (in accordance with Section 1 hereof) but before the commencement of an Extension Term an Event a Default under the Lease occurs (beyond the expiration of any applicable notice and/or cure periods), then Landlord may elect, but is not obligated, by written notice given to Tenant to cancel and declare null and void Tenant’s exercise of the Extension Option, and the Lease shall continue in full force and effect for the full Term hereof unaffected by Tenant’s exercise of the Extension Option. If Landlord does not cancel Tenant’s exercise of the Extension Option, Tenant shall cure the default within the period of time specified in the Lease.
7. No Extension Option After Transfer. The Extension Option is personal to the originally named Tenant in the Lease or Lease amendment to which this exhibit is attached (and an assignee pursuant to Section 7 of Exhibit C of the Original Lease). If an assignment, sublease or other transfer occurs (other than an assignment pursuant to Section 7 of Exhibit C of the Original Lease), the Extension Option shall be deemed null and void and neither Tenant nor any assignee, subtenant or other transferee shall have the right to exercise such option. This condition may be waived in writing by Landlord at its sole and absolute discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of an Extension Option.
8. Occupancy of Premises. The Extension Option may only be exercised while Tenant is occupying at least 80,000 rentable square feet of the Premises, and at Landlord’s election any delivery of an Extension Notice during any period of time in which Tenant is not occupying at least 80,000 rentable square feet of the Premises shall be null and void and of no effect.
9. No Extension Option After Exercise of Certain Options. Notwithstanding anything in the Lease to the contrary, (a) if Tenant exercises any option contained in the Lease, if any, to terminate the Lease or reduce the size of the Premises, the Extension Option shall automatically become null and void upon such exercise, and (b) if Tenant exercises an Extension Option, any rights of Tenant under the Lease to terminate the Lease or reduce the size of the Premises, if any, shall automatically become null and void upon such exercise.
THIRD AMENDMENT TO LEASE – Page 16 of 26

10. Brokerage Commissions. Landlord shall not be liable for any brokerage commissions payable to any broker(s) representing Tenant related to any extension pursuant to this exhibit except to the extent Landlord is responsible for any such commissions pursuant to a separate written agreement with such broker(s).
11. Amendment to Lease. Promptly after the determination of the Market Rate, Landlord and Tenant shall enter into an amendment to the Lease to reflect the Extension Term, which amendment shall be in commercially reasonable form and content mutually and reasonably acceptable to both Landlord and Tenant.
THIRD AMENDMENT TO LEASE – Page 17 of 26

EXHIBIT C
SECOND EXPANSION PREMISES EFFECTIVE DATE CONFIRMATION

Landlord:	THE REALTY ASSOCIATES FUND VII, L.P.

Tenant:	TANDY BRANDS ACCESSORIES, INC.
This Second Expansion Premises Effective Date Confirmation (this “Confirmation”) has been executed as of the  _____  day of                      , 2009, and is made by Landlord and Tenant pursuant to that certain Third Amendment to Lease dated as of                      , 2009 (the “Amendment”), for certain premises located at Pinnacle Park II, 3631 West Davis Street, Dallas, Texas 75211 (the “Premises”). This Confirmation is made pursuant to the Amendment.
1. Second Expansion Premises Effective Date. Landlord and Tenant hereby agree that the Second Expansion Premises Effective Date (as defined in the Amendment) is                      , 2009.
2. Acceptance of Premises. Tenant has inspected the Second Expansion Premises and affirms that the Second Expansion Premises is acceptable in all respects in its current “as is” condition, with the exception of any “Punchlist Items” described in Schedule 1 attached hereto and made a part hereof.
3. Incorporation. This Confirmation is incorporated into the Amendment, and forms an integral part thereof. This Confirmation shall he construed and interpreted in accordance with the terms of the Lease for all purposes.
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THIRD AMENDMENT TO LEASE – Page 18 of 26

IN WITNESS WHEREOF, this Confirmation has been executed as of (but not necessarily on) the date and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND VII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VII, LLC its General Partner

	By:	Realty Associates Advisors, LLC, its Manager

		By:	Realty Associates Advisors Trust, its Manager

By:

Officer

TENANT: TANDY BRANDS ACCESSORIES, INC., a Delaware corporation
By:
	Name:	N. Roderick McGeachy III
	Title:	Chief Executive Officer
Date:
THIRD AMENDMENT TO LEASE – Page 19 of 26

EXHIBIT D
ADDITIONAL CONSIDERATION (LETTER OF CREDIT)
1. General. As additional consideration for Landlord’s agreement to enter into this Amendment, concurrently with Tenant’s execution and delivery of this Amendment, and as a condition to Landlord’s obligations under the Lease, Tenant covenants and agrees to deliver to Landlord, as additional consideration, an irrevocable letter of credit (the “L/C”) in the form of, and upon all of the terms and conditions contained in Exhibit D-1 attached hereto and incorporated herein by reference. The L/C shall be issued by an institutional lender of good financial standing (which lender shall in any event, have assets equal to or exceeding $500,000,000 as of the date of issuance of the L/C), having a place of business where the L/C can be presented for payment in Dallas, Texas and Boston, Massachusetts. The lender shall be subject to Landlord’s prior written approval; provided, that such approval shall in any event not be unreasonably withheld, conditioned or delayed and provided, further, that Landlord hereby initially approves Comerica Bank as the lender and issuer of the L/C for all purposes of this Exhibit D. The L/C shall provide for 1 or more draws by Landlord or its transferee up to the aggregate amount of US $500,000.00 (the “L/C Amount”) on the terms and conditions of Exhibit D-1. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L/C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context (“Security Deposit Laws”), and (2) acknowledge and agree that the L/C (including any renewal thereof or substitute therefor or any proceeds thereof) is independent consideration separate and apart from the Security Deposit and is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto.
2. Renewal of L/C. Tenant shall maintain the L/C in effect from the date of Tenant’s execution of this Amendment until the date which is 60 days after Tenant shall have performed all of its obligations under the Lease (said period is hereinafter referred to as the “L/C Term”). If the expiration date of the L/C (or any renewal or replacement L/C provided pursuant to this section) occurs prior to the end of the L/C Term, then Tenant shall deliver to Landlord a renewal of the L/C or a replacement L/C meeting all of the terms and conditions of this section, not later than thirty (30) days prior to the then applicable expiration date. Each L/C provided pursuant to this section shall have an expiration date which is at least one (1) year from such L/C’s date of issue except where the then applicable expiration date of the issue is less than one (1) year from the end of the L/C Term, in which case the renewal or replacement L/C shall be for such lesser period. The issuing bank’s agreement to place an automatic renewal provision in the L/C, as required pursuant to said Exhibit D-1, shall not relieve or release Tenant from its obligation to provide a renewal or replacement L/C on the terms hereinabove stated, it being understood that any such automatic renewal is an independent obligation of the issuing bank which is intended for Landlord’s sole benefit. If Tenant fails to provide the renewal or replacement L/C not later than thirty (30) days prior to the then-applicable, stated expiration date (excluding automatic renewal provisions), and if such failure is continuing ten (10) days following the delivery by Landlord to Tenant of written notice thereof, such failure shall not be a default by Tenant under the Lease, but Landlord shall thereupon have the right, without notice or demand, on one or more occasions, to draw upon all or any part of the remaining proceeds of the L/C, and hold the L/C proceeds as a cash security deposit pursuant to the Lease and/or apply the L/C proceeds pursuant to Section 4 of this Exhibit D.
THIRD AMENDMENT TO LEASE – Page 20 of 26

3. Draw on L/C. Landlord may elect from time to time, in Landlord’s sole discretion, without notice or demand to Tenant, to draw upon all or any part of the remaining proceeds of the L/C upon the occurrence of one or more of the following events: (i) an Event of Default by Tenant occurs under the Lease which is continuing beyond the expiration of all applicable notice and cure periods, (ii) Tenant fails to perform any of its obligations under the Lease (including, but not limited to, its obligations under this section), and Landlord is precluded by law from giving Tenant the requisite notice needed for an Event of Default to occur (i.e., a Tenant bankruptcy filing), or (iii) Tenant makes any assignment for the benefit of all its creditors, Tenant declares bankruptcy or is the subject of an involuntary bankruptcy proceeding, a trustee or receiver is appointed to take possession of some or all of Tenant’s assets or, in Landlord’s reasonable judgment, Tenant is insolvent (provided, that in the event any such proceeding, filing or appointment is involuntary, such is not stayed or dismissed within 60 days of the filing or entry thereof).
4. Application of L/C Proceeds. Landlord may elect, from time to time, upon written notice to Tenant, in Landlord’s sole discretion, to apply the proceeds it receives from a draw on the L/C in one or more of the following manners without prejudice to any other remedies: (i) as payment for some or all of the rent or other amounts due and owed by Tenant under the Lease but unpaid on the date of such draw, (ii) as payment for some or all of the future amounts of rent or other amounts payable by Tenant to Landlord under the Lease after the date of the draw which are not paid as and when due, (iii) as payment for some or all of the reasonable, out-of-pocket costs Landlord may incur as a result of Tenant’s failure to perform its obligations under the Lease, (iv) as collateral for lease obligations of Tenant, and/or (v) in any other manner permitted by the Lease or applicable law. Landlord may make one or more partial draws under the L/C and shall have the right, upon written notice to Tenant, to treat each draw or a portion thereof in one or more of the ways described in the previous sentence. Tenant hereby waives any other law or regulation that may be inconsistent with the terms and conditions of this section.
5. Enforcement. Tenant’s obligation to furnish the L/C shall not be released, modified or affected by any failure or delay on the part of Landlord to enforce or assert any of its rights or remedies under the Lease or this section, whether pursuant to the terms thereof or at law or in equity. Landlord’s right to draw upon the L/C shall be without prejudice or limitation to Landlord’s right to draw upon any security deposit provided by Tenant to Landlord or to avail itself of any other rights or remedies available to Landlord under the Lease or at law or equity.
6. Intentionally Deleted.
7. Conflict. If there is any conflict between the terms and conditions of this section and the terms and conditions of the Lease, the terms of this section shall control.
THIRD AMENDMENT TO LEASE – Page 21 of 26

8. Reduction in Amount of L/C. So long as (a) an Event of Default by Tenant has not occurred under the Lease which is continuing beyond the expiration of all applicable notice and cure periods, (b) Tenant has not assigned, sublet, or transferred the Lease or the Premises except for an assignment pursuant to Section 7 of Exhibit C of the Original Lease, and (c) Landlord has not drawn upon the L/C, Tenant shall have the right to reduce the L/C Amount as follows:

Date:	LC Amount:

January 1, 2011	$419,000.00
January 1, 2012	$330,000.00
January 1, 2013	$230,000,00
January 1, 2014	$121,000.00
The documents evidencing the reduction of the L/C shall be satisfactory to Landlord, in Landlord’s sole discretion.
9. Elimination of L/C and New Security Deposit. So long as (a) an Event of Default by Tenant has not occurred under the Lease which is then continuing beyond the expiration of all applicable notice and cure periods, (b) Tenant has not assigned, sublet, or transferred the Lease or the Premises except for an assignment pursuant to Section 7 of Exhibit C of the Original Lease, and (c) Landlord has not drawn upon the L/C, on or after January 1, 2015 Tenant shall have the right to deposit with Landlord an additional Security Deposit in the amount of $102,225.76 to he held by Landlord in accordance with the Lease, so that the total Security Deposit held by Landlord under the Lease shall equal $140,563.76 (i.e., $38,338.00 plus $102,225.76), and upon receipt of such cash Security Deposit Landlord shall allow the L/C to be cancelled.
THIRD AMENDMENT TO LEASE – Page 22 of 26

EXHIBIT D-1
LETTER OF CREDIT
SPECIMEN LANGUAGE ONLY (“EXHIBIT A”) REVISED 07/28/09
COMERICA BANK HAS PREPARED THIS SPECIMEN UPON THE REQUEST AND BASED ON THE INFORMATION PROVIDED. NO REPRESENTATION AS TO THE ACCURACY OR WILLINGNESS FOR COMMITMENT IS MADE BY COMERICA BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.
APPROVED BY                                          DATE
***********************************************************************************************************
COMERICA BANK
INTERNATIONAL TRADE SERVICES
6260 E. MOCKINGBIRD, 2ND FLOOR
DALLAS, TEXAS 75214
TELEX NO: 3772597
FAX NO.: 214-828-5992
SWIFT: MNBDUS4D
PHONE:

IRREVOCABLE STANDBY LETTER OF CREDIT NO. *****	DATE OF ISSUE: <date>

“BENEFICIARY”	:	THE REALTY ASSOCIATES FUND VII, L.P.
C/O TA ASSOCIATES REALTY
28 STATE STREET, 10TH FLOOR
BOSTON, MA 02109
ATTN: ASSET MANAGEMENT DEPARTMENT

“ACCOUNT PARTY”	:	TANDY BRANDS ACCESSORIES, INC.

“EXPIRY DATE”	:	<date>, OR ANY AUTOMATICALLY EXTENDED DATE, AS HEREIN DEFINED. IN NO EVENT WILL THIS LETTER OF CREDIT EXTEND BEYOND <date>

“TOTAL AMOUNT”	:	USD amount (amount U.S. DOLLARS)
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR, FOR THE ACCOUNT PARTY, FOR A SUM NOT EXCEEDING THE TOTAL AMOUNT, STATED ABOVE, AVAILABLE WITH COMERICA BANK, BY PRESENTATION OF THE FOLLOWING:
1.	THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS HERETO.
2.	DEMAND IN THE FORM OF “ANNEX A”
THIRD AMENDMENT TO LEASE – Page 23 of 26

IF A DEMAND FOR PAYMENT MADE BY YOU HEREUNDER DOES NOT, IN ANY INSTANCE CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, WE SHALL GIVE YOU WRITTEN NOTICE WITHIN ONE (1) BUSINESS DAY THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFOR AND THAT WE WILL UPON YOUR INSTRUCTIONS HOLD ANY DEMAND AT YOUR DISPOSAL OR RETURN THE SAME TO YOU. UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, YOU MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT TO THE EXTENT THAT YOU ARE ENTITLED TO DO SO AND WITHIN THE VALIDITY OF THIS LETTER OF CREDIT.
PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS PERMITTED.
IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SHALL SEND TO YOU BY COURIER OUR WRITTEN NOTICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTIFICATION WILL BE SENT TO THE BENEFICIARY’S ADDRESS INDICATED ABOVE, UNLESS A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER, QUOTING OUR LETTER OF CREDIT NUMBER. SAID CHANGE OF ADDRESS NOTIFICATION MUST BE RECEIVED BY COMERICA BANK, AT OUR ABOVE ADDRESS.
THIS IRREVOCABLE STANDBY LETTER OF CREDIT IS TRANSFERABLE AND CAN BE SUCCESSIVELY TRANSFERRED TO ANY TRANSFEREE THAT BENEFICIARY STATES IN WRITING TO US HAS SUCCEEDED AS BENEFICIARY UNDER THIS LETTER OF CREDIT, PROVIDED THAT TRANSFEREE IS NOT LOCATED IN OR A NATIONAL OF, OR CONTROLLED BY AN ENTITY LOCATED IN ANY COUNTRY SUBJECT TO FOREIGN ASSET CONTROL REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY. THIS LETTER OF CREDIT IS TRANSFERABLE ONLY BY COMERICA BANK. IF TRANSFERRED, THE CREDIT MUST BE RETURNED TO US ALONG WITH ALL AMENDMENTS TOGETHER WITH A TRANSFER REQUEST SUPPLIED BY COMERICA BANK UPON REQUEST, DULY EXECUTED, IN CASE OF ANY TRANSFER UNDER THIS STANDBY LETTER OF CREDIT. THE DEMAND STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSITUTED THEREFOR. TRANSFER FEE IS FOR THE ACCOUNT OF THE APPLICANT.
EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO ANY AGREEMENT, CONDITION OR QUALIFICATION. THE OBLIGATION OF COMERICA BANK UNDER THIS LETTER OF CREDIT IS THE INDIVIDUAL OBLIGATION OF COMERICA BANK AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.
THIRD AMENDMENT TO LEASE – Page 24 of 26

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENTS OR INSTRUMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OR CREDIT RELATES AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT OR INSTRUMENT.
IN THE EVENT YOU WISH TO CANCEL THIS LETTER OF CREDIT, THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS HERETO MUST BE SUBMITTED TO COMERICA BANK ACCOMPANIED BY YOUR LETTER NOTIFYING US OF YOUR INTENT TO CANCEL.
ALL DOCUMENTS ARE TO BE FORWARDED IN ONE LOT AT THE BENEFICIARY’S EXPENSE BY COURIER TO COMERICA BANK, INTERNATIONAL TRADE SERVICES, AT THE COMERICA BANK ADDRESS EVIDENCED ABOVE.
WE ENGAGE WITH YOU THAT ANY PRESENTATION DRAWN IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED WITHIN ONE (1) BUSINESS DAY OF PRESENTATION, WHEN PRESENTED AT THIS OFFICE ON OR BEFORE THE CLOSE OF BUSINESS ON THE EXPIRY DATE, AS SET FORTH ABOVE.
THIS LETTER OF CREDIT IS SUBJECT TO AND GOVERNED BY THE INTERNATIONAL STANDBY PRACTICES 1998 OF THE INTERNATIONAL CHAMBER OF COMMERCE.
END OF SPECIMEN LANGUAGE
THIRD AMENDMENT TO LEASE – Page 25 of 26

“ANNEX A”
COMERICA BANK STANDBY LETTER OF CREDIT NO. ****** DATED ******
DATE:
TO:
COMERICA BANK
INTERNATIONAL TRADE SERVICES
6260 E. MOCKINGBIRD LAND, 2ND FL.
MC-6588
DALLAS, TX 75214

RE:	STANDBY LETTER OF CREDIT NO. ***** DATED ***** ISSUED BY COMERICA BANK
GENTLEMEN:
THE UNDERSIGNED BENEFICIARY HEREBY DEMANDS PAYMENT OF USD                                          TO BE PAID IN IMMEDIATELY AVAILABLE FUNDS IN ACCORDANCE WITH THE ABOVE-MENTIONED STANDBY LETTER OF CREDIT.
SINCERELY,

BENEFICIARY NAME

AUTHORIZED SIGNATURE – TITLE

PRINT NAME – TITLE

THIRD AMENDMENT TO LEASE – Page 26 of 26

Re:	Pinnacle Park II 3631 West Davis Street Dallas, Texas 75211
FOURTH AMENDMENT TO LEASE

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS	§
THIS FOURTH AMENDMENT TO LEASE (this “Amendment”) has been executed as of (but not necessarily on) the 6 day of October, 2009, by THE REALTY ASSOCIATES FUND VII, L.P., a Delaware limited partnership (“Landlord”), and TANDY BRANDS ACCESSORIES, INC., a Delaware corporation (“Tenant”).
R E C I T A L S:
A. Pinnacle Industrial Center Limited Partnership, a Texas limited partnership (“Original Landlord”) and Tenant have heretofore executed that certain Industrial Lease Agreement (the “Original Lease”) dated September 24, 1999, as amended and/or affected by Tenant Acceptance of Demised Premises dated                     , 2000, by First Amendment to Industrial Lease Agreement dated January 5, 2000, Second Amendment to Lease (Expansion of Demised Premises) dated September 4, 2003, Agreement and Acknowledgement dated February 29, 2008, Subordination of Landlord’s Lien dated March 25, 2008 and Third Amendment to Lease (the “Third Amendment”) dated August 24, 2009 (the Original Lease, as so amended, the “Lease”), respecting certain premises in the above-referenced Building, as more particularly described in the Lease (the “Building”). Unless otherwise defined herein, all initially capitalized terms used herein will have the respective meanings assigned thereto in the Lease.
B. Landlord has acquired title to, among other property, the Building and all of Original Landlord’s interest under the Lease.
C. Landlord and Tenant desire to execute this Amendment in order to evidence their agreement to (i) modify the Third Amendment; and (ii) make certain other amendments to the Lease, all as more particularly set forth in this Amendment.
NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
FOURTH AMENDMENT TO LEASE – Page 1 of 4

Article I
CERTAIN AMENDMENTS
SECTION 1.01. Modifications to Third Amendment. Sections 1.03 and 1.04 of the Third Amendment are amended and restated as follows:
SECTION 1.03. Term. The Term is hereby extended through and including the last of the 126th full calendar month following the Second Expansion Premises Effective Date, subject to adjustment and earlier termination as provided in the Lease. Except as set forth in Exhibit B of the Third Amendment, Tenant shall have no further renewal rights or options and all of such rights or options, if any, are hereby deleted.
SECTION 1.04. Base Rent. As of the Second Expansion Premises Effective Date, the Base Rent due and payable by Tenant to Landlord under the Lease with respect to the entire Premises (i.e., the Current Premises and the Second Expansion Premises) shall be as follows:

	Annual Base
	Rent Per	Monthly
Period*:	R.S.F.:	Base Rent:
SEPED – 150th day following SEPED**	$0.00	$0.00

151st day following SEPED – 42nd full month following SEPED	$3.35	$62,785.14

43rd full month following SEPED – 102nd full month following SEPED	$3.55	$66,533.51

103rd full month following SEPED – 126th full month following SEPED	$3.75	$70,281.88

*	Note: Pursuant to the above schedule, Tenant’s Base Rent obligation for the Current Premises may be reduced.

**
To the extent that the Refurbishment Work is not sufficiently completed by the date which is 150 days following the SEPED so that the Second Expansion Premises can be used and occupied by Tenant for the uses and purposes permitted and contemplated under the Lease, and if such failure to so sufficiently complete is due, in whole or in part, to Landlord’s (or its agents’, employees’ or contractors’) acts or omissions to act, then the Base Rent shall thereafter be further equitably abated until the date that such Refurbishment Work is so substantially completed.

The Base Rent under the Lease shall be due and payable in equal monthly installments, each such monthly installment due and payable on the first day of each calendar month, in advance, without demand and without setoff or deduction whatsoever (except, in each such case, as may be otherwise expressly set forth in the Lease or herein). Prior to the Second Expansion Premises Effective Date, the Base Rent shall remain as set forth in the Lease.

FOURTH AMENDMENT TO LEASE – Page 2 of 4

SECTION 1.02. Brokers. Landlord and Tenant represent to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment except Holt Lunsford Commercial and Jackson & Cooksey, Ltd. (collectively, “Broker”). Landlord will be responsible to pay the commission, if any, owed to Broker pursuant to the terms of a separate written agreement. Landlord and Tenant hereby indemnify the other from any claims, losses, damages (including attorneys’ fees) resulting from a breach by the indemnifying party of the above representation.
SECTION 1.03. Further Amendments. The Lease shall be and hereby is further amended wherever necessary, even though not specifically referred to herein, in order to give effect to the terms of this Amendment.
Article II
MISCELLANEOUS
SECTION 2.01. Ratification.  The Lease, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect in accordance with its terms. Each party represents to the other that such party: (a) is currently unaware of any default by the other party under the Lease; and (b) has full power and authority to execute and deliver this Amendment and this Amendment represents a valid and binding obligation of such party enforceable in accordance with its terms. Tenant represents to Landlord that, except as set forth in the Third Amendment (including with respect to the Refurbishment Work and Refurbishment Allowance): (a) Landlord has completed all improvements to the Premises in compliance with all requirements in the Lease; and (b) all tenant finish costs or allowances payable by Landlord have been paid and no such costs or allowances are payable hereafter under the Lease.
SECTION 2.02. No Offer. The submission of this Amendment to Tenant shall not be construed as an offer, nor shall Tenant have any rights under this Amendment unless Landlord executes a copy of this Amendment and delivers it to Tenant.
SECTION 2.03. Counterparts. This Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Amendment may be executed by facsimile or “pdf” and each party has the right to rely upon a facsimile or “pdf” counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart.
SECTION 2.04. Governing Document. In the event the terms of the Lease conflict with or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.
[SIGNATURES ON FOLLOWING PAGES]
FOURTH AMENDMENT TO LEASE – Page 3 of 4

IN WITNESS WHEREOF, this Amendment has been executed as of (but not necessarily upon) the date and year first above written.

LANDLORD:

THE REALTY ASSOCIATES FUND VII, L.P., a Delaware limited partnership

By:	Realty Associates Fund VII, LLC its General Partner

	By:	Realty Associates Advisors LLC, its Manager

		By:	Realty Associates Advisors Trust, its Manager

			By:	/s/ Heather L. Hohenthal

Officer Heather L. Hohenthal Regional Director

TENANT: TANDY BRANDS ACCESSORIES, INC., a Delaware corporation
By:	/s/ M.C. Mackey
	Name:	M.C. Mackey
	Title:	CFO
	Date:	9/30/09
FOURTH AMENDMENT TO LEASE – Page 4 of 4